    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2002

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

        BANKNORTH GROUP, INC.                          MAINE                                01-0437984
     BANKNORTH CAPITAL TRUST II                      DELAWARE                               APPLIED FOR
     BANKNORTH CAPITAL TRUST III                     DELAWARE                               APPLIED FOR
     BANKNORTH CAPITAL TRUST IV                      DELAWARE                               APPLIED FOR
-------------------------------------  -------------------------------------   -------------------------------------
      (Exact name of registrant            (State or other jurisdiction                  (I.R.S. Employer
    as specified in its charter)         or incorporation or organization)              Identification No.)

                                                                               WILLIAM J. RYAN
                                                                           CHAIRMAN, PRESIDENT AND
                                                                           CHIEF EXECUTIVE OFFICER
                                                                            BANKNORTH GROUP, INC.
                     P.O. BOX 9540                                              P.O. BOX 9540
                  TWO PORTLAND SQUARE                                        TWO PORTLAND SQUARE
               PORTLAND, MAINE 04112-9540                                 PORTLAND, MAINE 04112-9540
                     (207) 761-8500                                             (207) 761-8500
--------------------------------------------------------   --------------------------------------------------------
      (Address, including zip code, and telephone               (Name, address and telephone number, including
      number, including area code, of registrants'                     area code, of agent for service)
              principal executive offices)
                                                     COPY TO:
                GERARD L. HAWKINS, ESQ.                                    MICHAEL T. KOHLER, ESQ.
         ELIAS, MATZ, TIERNAN & HERRICK L.L.P.                          SIDLEY AUSTIN BROWN & WOOD LLP
                 734 15TH STREET, N.W.                                         875 THIRD AVENUE
                 WASHINGTON, D.C. 20005                                       NEW YORK, NEW YORK
                     (202) 347-0300                                             (212) 906-2000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLES IN EACH CLASS OF                           AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
SECURITIES TO BE REGISTERED                        REGISTERED            UNIT(1)            PRICE(1)(2)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Senior Notes, Subordinated Notes and Junior
Subordinated Debt Securities (collectively,
"Debt Securities") of Banknorth Group,
Inc.(3)(4), Common Stock(5), Preferred
Stock(5), Depositary Shares, Warrants(4)(6),
Capital Securities of Banknorth Capital Trust
II, III and IV (severally "Capital
Securities") and Guarantees of Capital
Securities of Banknorth Capital Trust II, III
and IV by Banknorth Group, Inc. (the
"Guarantees" and, together with the Debt
Securities, Preferred Stock, Depositary
Shares, Warrants and Capital Securities, the
"Securities")(7).............................    $1,000,000,000            100%            $1,000,000,000          $92,000
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

                                                        (footnotes on next page)

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

---------------

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. Securities registered hereby may be sold separately or together with other securities registered hereby.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

(3) In the case of Debt Securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above or, in the case of Debt Securities denominated in a currency other than U.S. dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such Debt Securities in U.S. dollars at the spot exchange rate in effect on the date such Debt Securities are initially offered to the public.

(4) The Debt Securities to be offered hereunder or Debt Securities purchasable upon exercise of Warrants to purchase Debt Securities offered hereunder will consist of one or more series of Senior Notes or Subordinated Notes, or both, as more fully described herein.

(5) Such indeterminate number of shares of Common Stock or Preferred Stock, as may be issued from time to time at indeterminate prices. Common Stock includes accompanying preferred stock purchase rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

(6) Warrants will represent rights to purchase Debt Securities, Common Stock or Preferred Stock registered hereby. Because the Warrants will provide a right only to purchase such Securities offered hereunder, no additional registration fee is required.

(7) In addition to the Capital Securities Guarantees and the Junior Subordinated Debt Securities, Banknorth Group, Inc. is also registering under this registration statement certain other back-up obligations. Such back-up obligations include its obligations under the Indenture related to the Capital Securities and under the Amended and Restated Trust Agreement of each of the trusts, namely Banknorth Capital Trust II, III and IV pursuant to which Banknorth Group, Inc. will agree, among other things, to pay all debts and obligations (other than with respect to the Trust Securities) of the relevant trust, and all costs or expenses of the relevant trust, including all fees, expenses and taxes of such trust. No separate consideration will be received by Banknorth Group, Inc. for the Capital Securities Guarantees or such other back-up obligations. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees" in the form of Prospectus relating to the Capital Securities included herein.

                                EXPLANATORY NOTE

     This registration statement contains two forms of prospectuses that we intend to use to offer the following securities:

     - our debt securities (both senior and subordinated), preferred stock, depository shares, common stock and warrants; and

     - capital securities of Banknorth Capital Trusts II, III and IV, severally, our junior subordinated debt securities and our guarantees of the capital securities issued severally by Banknorth Capital Trusts II, III and IV.

     Each time we offer securities, we will provide you with one of these prospectuses that will contain a general description of the offering and a prospectus supplement that will contain specific information about the terms of that offering.

     The complete prospectus for the offering of our debt securities (both senior and subordinated), preferred stock, depositary shares, common stock and warrants follows immediately after this explanatory note, which is then immediately followed by the complete prospectus for the offering of the capital securities of Banknorth Capital Trusts II, III and IV, severally, our junior subordinated debt securities and guarantees of the capital securities issued severally by Banknorth Capital Trusts II, III and IV.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2002

PROSPECTUS

                                 $1,000,000,000

                             BANKNORTH GROUP, INC.

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                                    WARRANTS

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

                             ---------------------

     The securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
                The date of this prospectus is           , 2002.

     You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the underwriters have authorized anyone else to provide you with different information. Neither we nor the underwriters are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                             ---------------------

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                                              PAGE
                                                              ----
About this Prospectus.......................................    3

Where You Can Find More Information.........................    3

Forward-Looking Statements..................................    4

Banknorth Group, Inc. ......................................    5

Use of Proceeds.............................................    6

Ratios of Earnings to Fixed Charges.........................    6

Supervision and Regulation..................................    6

Description of Debt Securities..............................    9

Description of Preferred Stock..............................   16

Description of Depositary Shares............................   19

Description of Common Stock.................................   21

Description of Warrants.....................................   24

Foreign Currency Risks......................................   27

Book-entry Issuance.........................................   28

Plan of Distribution........................................   30

Validity of Securities......................................   31

Experts.....................................................   31

Glossary....................................................   31

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we, along with the trusts, Banknorth Capital Trust II, Banknorth Capital Trust III and Banknorth Capital Trust IV, filed with the SEC using a shelf registration process. Under this shelf process, we may sell:

     - debt securities;

     - preferred stock;

     - depositary shares;

     - common stock; and

     - warrants;

and the trusts may sell:

     - capital securities (representing undivided beneficial interests in the trusts) to the public; and

     - common securities to us in one or more offerings.

     The trusts will use the proceeds from the sales of the securities to buy a series of our junior subordinated debt securities with terms that correspond to the capital securities.

     This prospectus provides you with a general description of the debt securities, preferred stock, depositary shares, common stock and warrants. The description of the capital securities, the junior subordinated debt securities and our guarantee relating to the capital securities will be included in a separate prospectus in this registration statement. Each time we sell debt securities, preferred stock, depositary shares, common stock and warrants, we will provide an applicable prospectus supplement that will contain specific information about the terms of that offering. The applicable prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

     The words "Banknorth," "we," "our" and "us" refer to Banknorth Group, Inc. and its subsidiaries, unless otherwise stated. We have also defined terms in the glossary section at the back of this prospectus.

     Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities offered by this prospectus. The registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the termination of the offering of the securities offered hereby:

     - Annual Report on Form 10-K for the year ended December 31, 2000;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

     - Current Reports on Form 8-K filed on January 24, 2001, June 11, 2001 (as amended on June 13, 2001 and on July 25, 2001), November 1, 2001 and January 22, 2002; and

     - the description of our common stock and our stock purchase rights contained under the heading "Description of Banknorth Common Stock" in the prospectus contained in our Registration Statement on Form S-4 (No. 333-66288) filed with the SEC on July 30, 2001.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                             Banknorth Group, Inc.
                                 P.O. Box 9540
                              Two Portland Square
                           Portland, Maine 04112-9540
                      Attn: Investor Relations Department
                                 (207) 761-8500

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference herein:

     - our investments in our businesses and in our Internet development could require additional incremental spending, and might not produce expected deposit and loan growth and anticipated contributions to our earnings;

     - general economic or industry conditions could be less favorable than expected, resulting in a deterioration in credit quality, a change in the allowance for loan and lease losses or a reduced demand for credit or fee-based products and services;

     - changes in the domestic interest rate environment could reduce net interest income and could increase credit losses;

     - the conditions of the securities markets could change, which could adversely affect, among other things, the value or credit quality of our assets, the availability and terms of funding necessary to meet our liquidity needs and our ability to originate loans and leases;

     - changes in the extensive laws, regulations and policies governing financial holding companies and their subsidiaries could alter our business environment or affect our operations;

     - the potential need to adapt to industry changes in information technology systems, on which we are highly dependent, could present operational issues or require significant capital spending;

     - competitive pressures could intensify and affect our profitability, including as a result of continued industry consolidation, the increased availability of financial services from non-banks, technological developments such as the Internet or bank regulatory reform; and

     - acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties.

     You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by Federal securities laws.

                             BANKNORTH GROUP, INC.

     We conduct business from our headquarters in Portland, Maine and, as of December 31, 2001, 308 banking offices located in Maine, New Hampshire, Massachusetts, Vermont, New York and Connecticut. At December 31, 2001, we had consolidated assets of $21.1 billion and consolidated stockholders' equity of $1.8 billion. Based on total assets at December 31, 2001, we are one of the 40 largest commercial banking organizations in the United States.

     We offer a broad range of commercial, consumer banking and trust and investment advisory services and products through Banknorth, NA, which was formed on January 1, 2002 upon the consolidation of all nine of our banking subsidiaries into a single national bank. Through subsidiaries of Banknorth, NA, we also are engaged in insurance brokerage, equipment leasing and financial planning activities.

     Our profitability and market share have been enhanced in recent years through internal growth and acquisitions of both financial and nonfinancial institutions. We continually evaluate acquisition opportunities and frequently conduct due diligence in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of our book value and net income per common share may occur in connection with any future transactions. Moreover, acquisitions commonly result in significant one-time charges against earnings, although cost-savings, especially incident to in-market acquisitions, frequently are anticipated.

     We are a Maine corporation which is subject to extensive regulation and supervision under federal and state banking laws. For additional information in this regard, see "Supervision and Regulation," commencing on page 6.

     Our executive offices are located at Two Portland Square, Portland, Maine 04112-9540, and our telephone number is (207) 761-8500.

     Additional information about us and our subsidiaries can be obtained from the documents incorporated by reference herein. See "Where You Can Find More Information," commencing on page 3.

                                USE OF PROCEEDS

     Unless otherwise specified in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, including working capital, capital expenditures, investments in or advances to existing or future indebtedness, repayment of maturing obligations, replacement of outstanding indebtedness and repurchase of outstanding stock. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.

     The applicable prospectus supplement provides more details on the use of proceeds of any specific offering.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown. For purposes of computing the ratios, earnings represent income before income taxes and change in accounting principle, plus fixed charges. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense. These ratios are presented both including and excluding interest on deposits.

                                                                YEAR ENDED DECEMBER 31,
                                                         -------------------------------------
                                                         2001    2000    1999    1998    1997
                                                         -----   -----   -----   -----   -----
RATIO OF EARNINGS TO FIXED CHARGES:
  Including interest on deposits.......................  1.63x   1.39x   1.48x   1.38x   1.44x
  Excluding interest on deposits.......................  2.63x   1.90x   2.20x   2.29x   2.68x

                           SUPERVISION AND REGULATION

GENERAL

     Banknorth currently is registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended. As such, we are subject to regulation, supervision and examination by the Federal Reserve Board. We also are registered as a Maine financial institution holding company under Maine law and as such are subject to regulation and examination by the Superintendent of Banking of the State of Maine. Banknorth, NA is a national bank subject to regulation, supervision and examination by the OCC, its chartering authority, and by the FDIC, which insures Banknorth, NA's deposits to the maximum extent permitted by law. The following discussion summarizes certain aspects of those federal banking laws and regulations that affect us and our subsidiaries.

FINANCIAL MODERNIZATION

     Effective March 11, 2000, the Gramm-Leach-Bliley Act permits bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature and which are not authorized for bank holding companies. A bank holding company may become a financial holding company if each of its subsidiary banks is well capitalized under the FDICIA prompt corrective action provisions, is well managed and has at least a satisfactory rating under the Community Reinvestment Act by filing a declaration with the Federal Reserve Board that the bank holding company seeks to become a financial holding company. No regulatory approval is required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve Board.

     The Gramm-Leach-Bliley Act defines "financial in nature" to include securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; merchant banking activities; and activities that the Federal Reserve Board has determined to be closely related to banking. A national bank also may engage, subject to limitations on investment, in activities that are financial in nature, other than insurance underwriting, insurance company portfolio investment, real estate development and real estate investment, through a financial subsidiary of the bank, if the bank is well capitalized, well managed and has at least a satisfactory Community Reinvestment Act rating. Subsidiary banks of a financial holding company or national banks with financial subsidiaries must continue to be well capitalized and well managed in order to continue to engage in activities that are financial in nature without regulatory actions or restrictions, which could include divestiture of the financial in nature subsidiary or subsidiaries. In addition, a financial holding company or a bank may not acquire a company that is engaged in activities that are financial in nature unless each of the subsidiary banks of the financial holding company or the bank has a Community Reinvestment Act rating of satisfactory or better.

BANK ACQUISITIONS

     Pursuant to the Bank Holding Company Act, we are required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank that is not already majority owned by us. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), a bank holding company became able to acquire banks in states other than its home state beginning September 29, 1995, without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and less than 30% of such deposits in that state (or such lesser or greater amount set by state law).

     The Interstate Banking and Branching Act also authorizes banks to merge across state lines, subject to certain restrictions, thereby creating interstate branches. Pursuant to the Interstate Banking and Branching Act, a bank also may open new branches in a state in which it does not already have banking operations if the state enacts a law permitting such de novo branching.

CAPITAL AND OPERATIONAL REQUIREMENTS

     The Federal Reserve Board, the OCC and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to U.S. banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth. The Federal Reserve Board risk-based guidelines define a three-tier capital framework. "Tier 1 capital" generally consists of common and qualifying preferred stockholders' equity, less certain intangibles and other adjustments. "Tier 2 capital" and "Tier 3 capital" generally consist of subordinated and other qualifying debt, preferred stock that does not qualify as Tier 1 capital and the allowance for credit losses up to 1.25% of risk-weighted assets.

     The sum of Tier 1, Tier 2 and Tier 3 capital, less investments in unconsolidated subsidiaries, represents qualifying "total capital," at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 capital and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk weights, based primarily on relative credit risk. The minimum Tier 1 risk-based capital ratio is 4% and the minimum total risk-based capital ratio is 8%. At December 31, 2001, Banknorth's Tier 1 risk-based capital and total risk-based capital ratios under these guidelines were in excess of 9.5% and 12.0%, respectively.

     The "leverage ratio" requirement is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. At December 31, 2001, Banknorth's leverage ratio was 7.14%.

     Federal bank regulatory agencies require banking organizations that engage in significant trading activity to calculate a capital charge for market risk. Significant trading activity means trading activity of at least 10% of total assets or $1 billion, whichever is smaller, calculated on a consolidated basis for bank holding companies. Federal bank regulators may apply the market risk measure to other banks and bank holding companies as the agency deems necessary or appropriate for safe and sound banking practices. Each agency may exclude organizations that it supervises that otherwise meet the criteria under certain circumstances. The market risk charge will be included in the calculation of an organization's risk-based capital ratios.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective U.S. federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became undercapitalized or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness related generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

     The various federal bank regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, Banknorth, NA is considered "well capitalized."

     The Federal bank regulatory agencies also have adopted regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. That evaluation will be made as part of the institution's regular safety and soundness examination. Banking agencies also have adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance sheet position) in the determination of a bank's capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. The banking agencies do not intend to establish an explicit risk-based capital charge for interest rate risk but will continue to assess capital adequacy for interest rate risk under a risk assessment approach based on a combination of quantitative and qualitative factors and have provided guidance on prudent interest rate risk management practices.

DISTRIBUTIONS

     We derive funds for cash distributions to our stockholders primarily from dividends received from banking subsidiaries. Banknorth, NA is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate U.S. federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of the bank or bank/financial holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

     In addition to the foregoing, the ability of us and Banknorth, NA to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA, as described above. The right of us and our stockholders and creditors to participate in any distribution of the assets or earnings of our subsidiaries is further subject to the prior claims of creditors of such subsidiaries.

"SOURCE OF STRENGTH" POLICY

     According to Federal Reserve Board policy, bank/financial holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank/financial holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC - either as a result of default of a banking or thrift subsidiary of a bank/financial holding company such as Banknorth or related to FDIC assistance provided to a subsidiary in danger of default - the other banking subsidiaries of such bank/financial holding company may be assessed for the FDIC's loss, subject to certain exceptions.

                         DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities (other than the junior subordinated debt securities) that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of debt securities offered under that applicable prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

     The senior debt securities and the subordinated debt securities will be issued under indentures to be entered into between us and the indenture trustee. The indentures will be qualified under the Trust Indenture Act. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part.

     This section summarizes the material terms and provisions of the indentures and the debt securities. Because this is only a summary, it does not contain all the details found in the full text of the indentures and the debt securities. If you would like additional information, you should read the forms of indentures and the forms of debt securities.

GENERAL

     We can issue the debt securities from time to time in one or more series. Our board of directors will determine by a resolution, the terms of each series of debt securities as provided in an officers' certificate or a supplemental indenture. The applicable prospectus supplement will describe the specific terms of the debt securities offered.

     Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities offered in this prospectus, to participate in the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary's creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to our bank subsidiary would be subordinate in right of payment to deposits and to other indebtedness of the subsidiary. Claims from creditors (other than us), on the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings.

     The indentures will not limit the aggregate principal amount of debt securities that we may issue under them, nor the amount of other debt that we may issue.

     The debt securities will be unsecured and those issued under the senior indenture will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated notes will be subordinated as described under the section "Subordination of Subordinated Notes."

     Unless the applicable prospectus supplement indicates otherwise, we will issue the debt securities of any series only in denominations of $1,000 or multiples of $1,000. We may issue these debt securities in the form of one or more global securities, as described below under the section "Global Securities."

     There will be no service charge for any transfer or exchange of the debt securities but we may require you to pay a sum sufficient to cover any tax or other governmental charge due in connection with a transfer or exchange of the debt securities, and we may require you to furnish appropriate endorsements and transfer documents.

     We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If a debt security is an original issue discount security, that means that an amount less than the principal amount of the debt security will be due and payable if there is a declaration of acceleration of the maturity of the debt security under the indentures. The applicable prospectus supplement will describe the U.S. federal income tax consequences and other special factors applicable to any debt securities which should be considered before purchasing any original issue discount securities.

     Unless the applicable prospectus supplement indicates otherwise, we will pay the principal of and any premium and interest on the debt securities, and you can register the transfer of the debt securities at the principal corporate trust office of the applicable trustee. In addition, unless the applicable prospectus supplement indicates otherwise, we have the option to pay interest by check mailed to registered holders of the debt securities at their registered addresses.

     The applicable prospectus supplement will describe the terms of the offered debt securities, including some or all of the following:

     - the title of the offered debt securities;

     - whether the offered debt securities are senior or subordinated;

     - any limit on the aggregate principal amount of the offered debt securities;

     - the price(s) (expressed as a percentage of the aggregate principal amount) at which the offered debt securities will be issued;

     - the date(s) on which the offered debt securities will mature and any rights of extension;

     - the annual rate(s), if any (which may be fixed or variable), at which the offered debt securities will bear interest, if any, or the formula by which this rate(s) will be determined, and the date from which this interest will accrue;

     - the dates on which the interest on the offered debt securities will be payable and the regular related record dates;

     - any mandatory or optional sinking fund or analogous provisions;

     - the period(s), if any, within which and the price(s) at which the offered debt securities may be redeemed, under any redemption provisions, at our or your option, and other detailed terms of the optional redemption provision;

     - the currency, including euro, for the payment of principal and any premium and interest payable on the offered debt securities, if other than in United States dollars;

     - the place(s) where the principal and any premium and interest on the offered debt securities will be payable;

     - any other event(s) of default related to the offered debt securities in addition to or in lieu of those described under the section "events of default;"

     - the denominations in which any offered debt securities will be issuable, if other than denominations of $1,000 or any amount in excess of it which is an integral multiple of $1,000;

     - whether we may issue debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for these global securities and the circumstances under which you may exchange these global securities for securities registered in the name of a person other than the depositary or its nominee, and transferred to a person other than the depositary or its nominee; and

     - any other terms of the offered debt securities consistent with the provisions of the indentures.

     The terms on which any offered debt securities may be convertible into or exchangeable for other securities of Banknorth or another party will be set forth in the prospectus supplement relating to those offered debt securities. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions under which the number of other securities to be received by the holders of a series of debt securities may be adjusted.

GLOBAL SECURITIES

     We can issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Unless the applicable prospectus supplement indicates otherwise, we will issue these global securities in registered form. The applicable prospectus supplement will describe the specific terms of the depositary arrangements relating to a series of debt securities.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The payment of the principal and interest on the subordinated debt securities will be subordinate in right of payment to the prior payment in full of all of our senior indebtedness. In some cases of insolvency, payment of principal of and interest on the subordinated debt securities will also be subordinated in right of payment to the prior payment in full of all general obligations. A holder of subordinated debt securities cannot demand or receive payment on the subordinated debt securities unless all amounts of principal of, any premium, and interest due on all of our senior indebtedness have been paid in full or duly provided for and, at the time of this payment or immediately after this payment is effective:

     - no event of default exists permitting the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness; or

     - any event which, with notice or lapse of time or both, would become an event of default.

     If our assets are paid or distributed in connection with a dissolution, winding-up, liquidation or reorganization, the holders of our senior indebtedness will be entitled to receive payment in full of principal, and any premium and interest under the terms of the senior indebtedness before any payment is made on the subordinated debt securities. If:

     - after giving effect to the subordination provisions in favor of the holders of the senior indebtedness, and

     - after paying or distributing assets to creditors,

     any amount of cash, property or securities remains, and if, at that time, creditors of general obligations have not received full payment on all amounts due or to become due on these general obligations, this excess will first be applied to pay in full all general obligations, before paying or distributing on the subordinated debt securities.

     The subordinated indenture defines senior indebtedness as the principal of, premium, if any, and interest on:

     - all of our indebtedness for money borrowed, whether outstanding on the date of execution of the subordinated indenture, or created, assumed or incurred after that date (including any senior debt securities under the senior indenture). Indebtedness does not include indebtedness that is expressly stated to rank junior or equal in right of payment to the subordinated debt securities;

     - any deferrals, renewals or extensions of senior indebtedness.

     The subordinated indenture defines general obligations as all of our obligations to pay claims of general creditors, other than:

     - obligations on senior indebtedness; and

     - obligations on subordinated debt securities and our indebtedness for money borrowed ranking equally or subordinate to the subordinated debt securities. If however, the Board of Governors of the Federal Reserve System (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s) the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term general obligations will mean obligations to general creditors as described in that rule or interpretation.

     The term claim when used in the previous definition has the meaning stated in section 101(5) of the Bankruptcy Code.

     The term indebtedness for money borrowed means any obligation of ours or any obligation guaranteed by us to repay money borrowed, whether or not evidenced by bonds, debt securities, notes or other written instruments, and any deferred obligation to pay the purchase price of property or assets.

     Due to the subordination described above, if we experience bankruptcy, insolvency or reorganization, the holders of senior indebtedness can receive more, ratably, and holders of the subordinated debt securities can receive less, ratably, than our creditors who are not holders of senior indebtedness or of the subordinated debt securities. This subordination will not prevent any event of default on the subordinated debt securities from occurring. Unless the applicable prospectus supplement(s) indicates otherwise, the subordinated indenture does not provide any right to accelerate the payment of the principal of the subordinated debt securities if payment of the principal or interest, or performance of any agreement in the subordinated debt securities or subordinated indenture is in default. See "Events of Default" below.

     The subordination provisions of the subordinated indenture described in this prospectus are included for the benefit of holders of senior indebtedness and are not intended for creditors of general obligations. The trustee and we can amend the subordinated indenture to reduce or eliminate the rights of creditors of general obligations without their consent or the consent of the holders of subordinated debt securities. The provisions of the subordinated indenture stating that the subordinated debt securities will be subordinated in favor of creditors of general obligations will be immediately and automatically terminated if any of the following arises:

     - the Federal Reserve Board (or other competent regulatory agency or authority) promulgates any rule or regulation, or issues any interpretation that:

      - permits us to include the subordinated debt securities in our capital if the debt securities were subordinated in right of payment to senior indebtedness without regard to any of our other obligations;

      - eliminates the requirement that subordinated debt of a bank holding company must be subordinated in right of payment to its "general creditors" to be included in capital; or

      - causes the subordinated debt securities to be excluded from capital, without regard to the subordination provisions described above; or

     - any event results in us no longer being subject to the capital requirements of bank regulatory authorities.

RESTRICTIVE COVENANTS

     Subject to the provisions described under the section "Consolidation, Merger and Sale of Assets," the senior indenture prohibits:

     - the issue, sale or other disposition of shares of or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of a principal subsidiary bank;

     - the merger or consolidation of a principal subsidiary bank with or into any other corporation; or

     - the sale or other disposition of all or substantially all of the assets of a principal subsidiary bank if, after giving effect to the transaction and issuing the maximum number of shares of voting stock that can be issued after the conversion or exercise of the convertible securities, options, warrants or rights, we would own, directly or indirectly, 80% or less of the shares of voting stock of the principal subsidiary bank or of the successor bank which acquires the assets.

     In the senior indenture, we also agreed that we will not create, assume, incur or cause to exist any pledge, encumbrance or lien, as security for indebtedness for money borrowed on:

     - any shares of or securities convertible into voting stock of a principal subsidiary bank that we own directly or indirectly; or

     - options, warrants or rights to subscribe for or purchase shares of, voting stock of a principal subsidiary bank that we own directly or indirectly,

without providing that the senior debt securities of all series will be equally secured if, after treating the pledge, encumbrance or lien as a transfer to the secured party, and after giving effect to the issuance of the maximum number of shares of voting stock issuable after conversion or exercise of the convertible securities, options, warrants or rights, we would own, directly or indirectly 80% or less of the shares of voting stock of the principal subsidiary bank.

     The indentures define the term principal subsidiary bank as Banknorth, NA.

     Unless the applicable prospectus supplement indicates otherwise, the subordinated indenture does not contain either of the restrictive covenants stated above, nor does it contain any other provision which restricts us from:

     - incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or

     - paying dividends or making other distributions on our capital stock; or

     - purchasing or redeeming our capital stock; or

     - creating any liens on our property for any purpose.

     Unless the applicable prospectus supplement indicates otherwise, neither indenture contains covenants specifically designed to protect holders from a highly leveraged transaction in which we are involved.

EVENTS OF DEFAULT

     Unless otherwise provided in any supplemental indenture or officers' certificate relating to a specific series of debt securities, the only events defined in the senior indenture as events of default for any series of senior debt securities, are:

     - our failure to pay any interest on any senior debt securities of a series when due, which failure continues for 30 days;

     - our failure to pay any principal of or premium on any senior debt securities of a series when due;

     - our failure to make any sinking fund payment, when due, for any senior debt securities of a series;

     - our failure to perform any other covenant in the senior indenture (other than a covenant included in the senior indenture solely for the benefit of a series of senior debt securities other than that series), which failure continues for 60 days after written notice;

     - default in the payment of indebtedness for money borrowed under any indenture or instrument under which we have or a principal subsidiary bank has outstanding indebtedness in an amount in excess of $5,000,000 which has become due and has not been paid, or whose maturity has been accelerated and the default has not been cured or acceleration annulled within 60 days after written notice;

     - some events of bankruptcy, insolvency or reorganization which involve us or a principal subsidiary bank; and

     - any other event of default related to the senior debt securities of that series.

     Unless otherwise provided, the only events defined in the subordinated indenture as events of default for any series of subordinated debt securities are:

     - some events of bankruptcy, insolvency or reorganization that involve us;

     - some events involving the receivership, conservatorship or liquidation of a principal subsidiary bank; and

     - any other event of default provided for the subordinated debt securities of that series.

     If an event of default occurs and is continuing on any series of debt securities outstanding under either indenture, then either the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount debt securities, the lesser portion of the principal amount of those debt securities) of all of the debt securities of that series to be due and payable immediately, by notice as provided in the applicable indenture. At any time after a declaration of acceleration has been made on the debt securities of any series, but before the applicable trustee has obtained a judgment for payment, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under some circumstances, rescind and annul this acceleration.

     Subject to provisions in each indenture relating to the duties of the trustee during a default, no trustee will be under any obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.

     We must furnish to each trustee, annually, a statement regarding our performance on some of our obligations under the applicable indenture and any default in our performance.

MODIFICATION AND WAIVER

     Except as otherwise specifically provided in the applicable indenture, modifications and amendments of an indenture generally will be permitted only with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, none of the following modifications are effective against any holder without the consent of the holders of each outstanding debt security affected by the modification or amendment:

     - changing the stated maturity of the principal of or any installment of principal or interest on any debt security;

     - reducing the principal amount of, or premium or interest on any debt security;

     - changing any of our obligations to pay additional amounts;

     - reducing the amount of principal of an original issue discount debt security that would be due and payable at declaration of acceleration of its maturity;

     - changing the place for payment where, or coin or currency in which, any principal of, or premium or interest on, any debt security is payable;

     - impairing the right to take legal action to enforce any payment of or related to any debt security;

     - reducing the percentage in principal amount of outstanding debt securities of any series required to modify, amend, or waive compliance with some provisions of the indenture or to waive some defaults;

     - modifying the subordination provisions of the subordinated indenture in a manner adverse to the holders; or

     - modifying any of the above provisions.

     The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series can waive, as far as that series is concerned, our compliance with some restrictive provisions of the applicable indenture.

     The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series may waive any past default under the applicable indenture, except:

     - a default in the payment of principal of, or premium, or interest on any senior debt security; or

     - a default in a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

     Each indenture provides that, in determining whether holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver, or whether a quorum is present at a meeting of holders of debt securities:

     - the principal amount of an original issue discount debt security considered to be outstanding will be the amount of the principal of that original issue discount debt security that would be due and payable as of the date that the principal is determined at declaration of acceleration of the maturity of that original issue discount debt security; and

     - the principal amount of a debt security denominated in a foreign currency or currency unit that is deemed to be outstanding will be the U.S. dollar equivalent, determined on the date of original issuance for that debt security, of the principal amount (or, in the case of an original issue discount debt security, the U.S. dollar equivalent, determined on the date of original issuance for that debt security, of the amount determined as provided in the bullet point above).

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Without the consent of the holders of any outstanding debt securities, we cannot consolidate with or merge into another corporation, partnership or trust, or convey, transfer or lease substantially all of our properties and our assets, to a corporation, partnership or trust organized or validly existing under the laws of any domestic jurisdiction unless:

     - the successor entity assumes our obligations on the debt securities and under the indentures;

     - immediately after the transaction, we would not be in default under the indentures and no event which, after notice or the lapse of time, would become an event of default under the indentures, shall have occurred and be continuing; and

     - other conditions are met.

                         DESCRIPTION OF PREFERRED STOCK

     This section describes the general terms and provisions of the preferred stock offered by this prospectus, other than pricing and related terms disclosed for a particular issuance in an applicable prospectus supplement. You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our articles of incorporation and the statement of resolutions with respect to shares relating to each particular series of preferred stock, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. The prospectus supplement also will state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

GENERAL

     Our articles of incorporation provide that our board of directors can issue, without stockholder action, a maximum of 5,000,000 shares of preferred stock, of which no shares were outstanding at December 31, 2001. This amount includes shares issued or reserved for issuance, in one or more series and with those terms, times and consideration as the board of directors determines. Our board of directors can determine the following:

     - the number of shares and their designation or title;

     - the voting rights, if any, of the preferred stock being offered;

     - rights as to dividends;

     - whether and on what terms the shares are redeemable;

     - the rights of holders on our dissolution, or distribution of our assets;

     - whether and on what terms the shares shall have a purchase, retirement or sinking fund;

     - whether and on what terms the shares are convertible; and

     - any other powers, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of the series.

     Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a statement with respect to shares as an amendment to our articles of incorporation.

     The preferred stock will have the dividend, liquidation, redemption and voting rights stated in this section unless the applicable prospectus supplement indicates otherwise. You should read the applicable prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

     - the title, stated value and liquidation preferences of the preferred stock and the number of shares offered;

     - the initial public offering price at which the preferred stock will be issued;

     - the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;

     - any redemption or sinking fund provisions;

     - whether we have elected to offer depositary shares as described under the section "Description of Depositary Shares;" and

     - any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

     When we issue shares of preferred stock, the series will be fully paid and nonassessable, meaning, the full purchase price of the outstanding shares of preferred stock will have been paid and the holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

     The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

DIVIDENDS

     The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by the board of directors or a duly authorized committee of the board of directors, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by our board of directors or authorized committee. Unless the applicable prospectus supplement indicates otherwise, dividends on any series of preferred stock will be cumulative.

     Our board of directors will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money was set aside for payment).

     Until dividends are paid in full or declared and set aside for payment on any series of preferred stock and ranking equal with the preferred stock as to dividends:

     - we will declare all dividends pro rata among the preferred stock of each series, so that the amount of dividends declared per share on each series will have the same relationship to each other that accrued dividends per share on each series of preferred stock and other preferred stock bear to each other;

     - other than the pro rata dividends, we will not declare or pay or set aside for payment dividends, or declare or make any other distribution on any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or at liquidation (except dividends or distributions paid for in shares of, or options, warrants or rights to subscribe or purchase shares of securities ranking junior to or equal with the preferred stock as to dividends and at liquidation); and

     - we will not redeem, purchase or otherwise acquire for any consideration (or any monies be paid to or set aside in a sinking fund) any securities ranking junior to or equal with the preferred stock as to dividends or at liquidation (except by conversion into or exchange for our stock which ranks junior to the preferred stock as to dividends and at liquidation).

     We will not pay interest, or money in lieu of interest, for any dividend payment(s) on any series of the preferred stock that are in arrears.

VOTING RIGHTS

     The holders of shares of preferred stock will have no voting rights, except:

     - as otherwise stated in the applicable prospectus supplement;

     - as otherwise stated in the statement with respect to shares establishing such series; or

     - as required by applicable law.

     Under interpretations adopted by the Federal Reserve Board, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities. A holder of 25% or more of a series, or a holder of 5% or more of a series if it otherwise exercises a controlling influence over us, may then be subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, at the time that the series are deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board in order to acquire 5% or more of that series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of that series.

REDEMPTION

     A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.

     If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date. The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property. If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.

     If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that our board of directors decides is equitable.

     Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

CONVERSION AND EXCHANGE

     If any series of offered preferred stock is convertible into or exchangeable for any other class or series of our capital stock, the applicable prospectus supplement relating to that series will include the terms and conditions governing the conversions and exchanges.

RIGHTS AT LIQUIDATION

     If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders:

     - liquidation distributions in the amount stated in the applicable prospectus supplement; and

     - all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.

     Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

     If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

                        DESCRIPTION OF DEPOSITARY SHARES

     This section describes the general terms and provisions of the depository shares offered by this prospectus. The applicable prospectus supplement will describe the specific terms of any issuance of depository shares. You should read the particular terms of any depositary shares we offer in any prospectus supplement, together with the more detailed form of depositary agreement, including the form of depository receipt, relating thereto, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. The prospectus supplement also will state whether any of the terms summarized below do not apply to the depository shares being offered.

GENERAL

     We may offer fractional, rather than full shares of preferred stock. If we exercise this option, we will provide for the issuance by a depositary to the public of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be stated in the applicable prospectus supplement relating to a particular series of the preferred stock) in a share of a particular series of the preferred stock.

     We will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and a bank or trust company selected by us, known as a Depositary, having its principal office in the United States, and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will provide the name and address of the Depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. These rights include any dividend, voting, redemption, conversion and liquidation rights.

     While the final depositary receipts are being prepared, we may order the Depositary, in writing, to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. This will entitle the holders to all the rights relating to the final depositary receipts. Final depositary receipts will be prepared without unreasonable delay, and the holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

WITHDRAWAL OF PREFERRED STOCK

     If you surrender depositary receipts at the principal corporate trust office of the Depositary (unless the related depositary shares have previously been called for redemption), you are entitled to receive at that office, should you so request, the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver a number of depositary receipts evidencing a number of depositary shares that represent more than a whole number of depositary shares of preferred stock to be withdrawn, the Depositary will issue you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of preferred stock will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary shares in exchange for those withdrawn shares of preferred stock. We cannot assure you that a market will exist for the withdrawn preferred stock.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received for the preferred stock (less any taxes required to be withheld) to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares that the holders own on the relevant record date. The Depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum that the Depositary receives for distribution to record holders of depositary shares.

     If there is a distribution other than in cash, the Depositary will distribute property to the record holders of depositary shares that are entitled to it, unless the Depositary determines that it is not feasible to make this distribution. If this occurs, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

     The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to holders of depositary shares.

CONVERSION AND EXCHANGE

     Unless the applicable prospectus supplement indicates otherwise, the series of preferred stock underlying the depositary shares will not be convertible or exchangeable into any other class or series of our capital stock.

REDEMPTION OF DEPOSITED PREFERRED STOCK

     If a series of preferred stock underlying the depositary shares is subject to redemption, we will redeem the depositary shares from the redemption proceeds received by the Depositary, in whole or in part, on the series of preferred stock held by the Depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. When we redeem preferred stock held by the Depositary, the Depositary will redeem as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the redemption will be made in a manner that our board of directors decides is equitable.

     From and after the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of depositary shares will cease, except the right to receive money or property that the holders of the depositary shares were entitled to receive on redemption. The payments will be made when holders surrender their depositary receipts to the Depositary.

VOTING OF DEPOSITED PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the Depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the Depositary on how the preferred stock underlying the holder's depositary shares should be voted. The Depositary will try, if practicable, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received, and we will take all action that the Depositary may consider necessary to enable the Depositary to do so. The Depositary will not vote any preferred stock if it does not receive specific instructions from the holders of depositary shares relating to the preferred stock.

TAXATION

     Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for U.S. federal income tax purposes, they will have the income and deductions to which they would have been entitled if they were holders of the preferred stock. In addition:

     - no gain or loss will be recognized for federal income tax purposes when preferred stock is withdrawn in exchange for depositary shares as provided in the deposit agreement;

     - the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, at the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

     - the holding period for the preferred stock in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period during which the person owned the depositary shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the Depositary. A deposit agreement may be terminated by either the Depositary or us only if:

     - all outstanding depositary shares relating to the deposit agreement have been redeemed; or

     - there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Depositary may resign at any time by delivering notice to us. We also may remove the Depositary at any time. Resignations or removals will be effective when a successor Depositary is appointed, and when the successor accepts the appointment.

MISCELLANEOUS

     The Depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock.

     Neither the Depositary nor us will be liable if the Depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and that of the Depositary under the deposit agreement will be limited to performance in good faith of the duties described in the deposit agreement. Neither the Depositary nor us will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to the Depositary and us. The Depositary and us may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

                          DESCRIPTION OF COMMON STOCK

GENERAL

     Banknorth is authorized to issue up to 400,000,000 shares of common stock, par value $.01 per share. As of December 31, 2001, there were 151,220,600 shares of Banknorth common stock issued and outstanding. Our common stock is listed on the Nasdaq National Market under the symbol "BKNG."

VOTING AND OTHER RIGHTS

     Each share of our common stock is entitled to one vote per share, and, in general, a majority of votes cast with respect to a matter will be sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and stockholders do not have the right to cumulate their votes in the election of directors. For that reason, holders of a majority of the shares of common stock of Banknorth entitled to vote in any election of directors may elect all of the directors standing for election. In general, however, a merger or dissolution of Banknorth, or the sale of all or substantially all of its assets, must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding voting shares and the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote on the matter as a class.

NO PREEMPTIVE OR CONVERSION RIGHTS

     Holders of our common stock are not entitled to any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

FULLY PAID AND NONASSESSABLE

     When we issue shares of our common stock, the shares will be fully paid and nonassessable, meaning, the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

ASSETS UPON DISSOLUTION

     In the event of liquidation, holders of Banknorth common stock would be entitled to receive proportionately any assets legally available for distribution to our stockholders with respect to shares held by them, subject to any prior rights of any preferred stock of Banknorth then outstanding.

DISTRIBUTIONS

     Holders of our common stock are entitled to receive the dividends or distributions that our board of directors may declare out of funds legally available for these payments. The payment of distributions by us is subject to the restrictions of Maine law applicable to the declaration of distributions by a corporation. Except as otherwise provided under Maine law, a corporation generally may declare and pay a dividend in cash or property only out of the unreserved and unrestricted earned surplus of the corporation, or out of the unreserved and unrestricted net earnings of the current fiscal year and the next preceding fiscal year taken as a single period. The payment of distributions to holders of common stock would be subject to any prior rights of outstanding preferred stock.

     As a bank/financial holding company, our ability to pay distributions is affected by the ability of our bank subsidiary to pay dividends. The ability of our bank subsidiary, as well as us, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines.

RESTRICTIONS ON OWNERSHIP

     The Bank Holding Company Act generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of Banknorth. Control is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would require the prior approval of the Federal Reserve Board before acquiring 5% or more of the voting stock of Banknorth. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange

Act, such as Banknorth, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

BANKNORTH DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

     Pursuant to our Dividend Reinvestment and Purchase Plan, or "DRIP," we provide eligible stockholders with a method of investing cash dividends and optional cash payments at 100% of the then current market price in additional shares of our common stock without payment of any brokerage commission or service charge. The DRIP includes some dollar limitations on participation. Stockholders who are eligible to elect dividend reinvestment may choose to participate in the DRIP with respect to some of their shares and not to participate with respect to others. If stockholders choose not to participate in the DRIP with respect to some or all of their shares, any dividends payable on those shares will be paid in cash and will not be reinvested in our common stock.

STOCKHOLDER RIGHTS PLAN

     Banknorth is party to an amended and restated rights agreement, dated as of July 25, 2000, with American Stock Transfer & Trust Company, as rights agent. Pursuant to the rights agreement, each share of our common stock has attached to it one preferred stock purchase right. Each right entitles the registered holder to purchase from Banknorth a unit consisting of one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of Banknorth at a purchase price of $80, subject to adjustment.

     The rights will not separate from our common stock, be distributed and become exercisable until a date (the "distribution date") which will occur upon the earlier of:

     - 10 days following a public announcement that a person or group of affiliated or associated persons, other than employee benefit plans of Banknorth (an "acquiring person"), has acquired beneficial ownership of 15% or more of the outstanding shares of our common stock (the "stock acquisition date"); or

     - 10 business days (or such later date as may be determined by action of the Banknorth board of directors prior to such time as any person becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

     Until a distribution date, the rights will be evidenced by the Banknorth common stock certificates and will be transferred with and only with such Banknorth common stock certificates, and the surrender for transfer of any certificates for Banknorth common stock outstanding also will constitute the transfer of the rights associated with the Banknorth common stock represented by such certificate. The rights are not exercisable until a distribution date and will expire at the close of business on September 25, 2009, unless earlier redeemed by us, as described below.

     Unless the rights are earlier redeemed or expire in accordance with their terms, in the event that any person or group of affiliated or associated persons, other than employee benefit plans of Banknorth, acquires beneficial ownership of 15% or more of the outstanding shares of our common stock, each holder of a right, other than rights beneficially owned by an acquiring person (which will thereafter be null and void), will thereafter have the right to receive upon exercise that number of shares of Banknorth common stock having a market value of two times the exercise price of the right. In addition, unless the rights are earlier redeemed or expire in accordance with their terms, in the event that Banknorth is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group acquires beneficial ownership of 15% or more of the outstanding shares of Banknorth common stock, each holder of a right, other than rights beneficially owned by an acquiring person (which will be null and void), will thereafter have the right to receive that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right.

     At any time after a person becomes an acquiring person, we may exchange all or part of the rights (other than rights which previously have been voided as set forth above) for shares of our common stock at an exchange ratio of one share per right, as such may be appropriately adjusted to reflect any stock split or similar transaction.

     At any time until 10 days following the stock acquisition date, we may redeem the rights in whole, but not in part, at a price of $.01 per right. Immediately upon the action of the Banknorth board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

     The rights may have certain anti-takeover effects. The rights would cause substantial dilution to a person or group that acquires 15% or more of the outstanding shares of our common stock if a triggering event thereafter occurs without the rights having been redeemed. However, the rights should not interfere with any merger or other business combination approved by the Banknorth board of directors because the rights are redeemable under certain circumstances.

                            DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of common stock, preferred stock and debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, are or will be filed as exhibits to a document incorporated by reference in the registration statement of which this prospectus forms a part.

     This section describes the general terms and provisions of the warrants offered hereby. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate. The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.

GENERAL

     The applicable prospectus supplement will describe the terms of the warrants, including, in the case of warrants for the purchase of debt securities, the following where applicable:

     - the title of the warrants;

     - the offering price for the warrants, if any;

     - the aggregate number of the warrants;

     - the designation and terms of the debt securities purchasable upon exercise of the warrants;

     - the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each of these securities;

     - the date after which the warrants and any securities issued with the warrants will be separately transferable;

     - the principal amount of debt securities purchasable upon exercise of a warrant and the purchase price;

     - the dates on which the right to exercise the warrants begins and expires;

     - the minimum or maximum amount of the warrants that may be exercised at any one time;

     - whether the warrants represented by the warrant certificate or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

     - information with respect to any book-entry procedures;

     - the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

     - a discussion of certain United States federal income tax considerations;

     - any antidilution provisions of the warrants;

     - any redemption or call provisions applicable to the warrants; and

     - any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

     In the case of warrants for the purchase of common stock or preferred stock, the applicable prospectus supplement will describe the terms of such warrants, including the following where applicable:

     - the title of the warrants;

     - the offering price of the warrants, if any;

     - the aggregate number of the warrants;

     - the designation and terms of the common stock or preferred stock that is purchasable upon exercise of the warrants;

     - the designation and terms of the securities with which the warrants are issued and the number of such warrants issued with each security;

     - the date after which the warrants and any securities issued with the warrants will be separately transferable;

     - the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the purchase price;

     - the dates on which the right to exercise the warrants begins and expires;

     - the minimum or maximum amount of the warrants which may be exercised at any one time;

     - the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

     - a discussion of certain United States federal income tax considerations;

     - any antidilution provisions of the warrants;

     - any redemption or call provisions applicable to the warrants; and

     - any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

     Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of such warrants will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF WARRANTS

     Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or shares of common stock or preferred stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

     Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENTS

     The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

COMMON STOCK WARRANT ADJUSTMENTS

     Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by, a common stock warrant are subject to adjustment in certain events, including:

     - the issuance of common stock as a dividend or distribution on the common stock;

     - subdivisions and combinations of the common stock;

     - the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

     - the distribution to all holders of common stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

     We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant, make proper provision so that each holder of such common stock warrant who exercises such common stock warrant (or any portion thereof):

     - before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise shares of common stock issued with capital stock rights; and

     - after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such common stock warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such common stock warrant was exercised immediately prior to the record date for such distribution.

     Common stock owned by or held for our account or any of our majority owned subsidiaries shall not be deemed outstanding for the purpose of any adjustment.

     No adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect; provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided further than any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

     In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the common stock warrants then outstanding will be entitled thereafter to convert such common stock warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such common stock warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                             FOREIGN CURRENCY RISKS

GENERAL

     We can denominate the securities of a series in, and the principal of, and any interest or premium on, these securities can be payable in, any foreign currencies that we may designate at the time of offering. The applicable prospectus supplement will describe the material risks relating to a particular series of foreign currency securities.

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in foreign currency securities entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. These risks include, without limitation:

     - the possibility of significant changes in the rate of exchange between the United States dollar and the currency or currency unit specified in the applicable prospectus supplement; and

     - the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

     These risks generally depend on economic and political events over which we have no control. In recent years, rates of exchange between the U.S. dollar and some foreign currencies have been highly volatile and this volatility can be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past do not necessarily indicate fluctuations in the rate that may occur during the term of any foreign currency security.

     Depreciation of the specified currency applicable to a foreign currency security against the United States dollar would result in a decrease in:

     - the U.S. dollar-equivalent yield of the security (or the debt security purchasable at the time of exercise of any warrant);

     - the U.S. dollar-equivalent value of the principal repayable at maturity of the security (or the debt security purchasable at the time of exercise of a warrant); and

     - the U.S. dollar-equivalent market value of the security.

     Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or before the maturity of a foreign currency security (or the maturity of the debt security issuable at the time of exercise of a warrant). Even if there are no exchange controls, it is possible that the specified currency for any particular foreign currency security will not be available at the maturity of the debt security (or the maturity of the debt security issuable at the time of exercise of a warrant) due to circumstances beyond our control.

JUDGMENTS

     If an action based on foreign currency securities was commenced in a court of the United States, it is likely that the court would grant judgment relating to those securities only in U.S. dollars. It is not clear, however, whether, in granting this judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date the judgment is rendered, or some other date. Under current New York law, a state court in the State of New York that gives a judgment on a foreign currency security would be required to give the judgment in the specified currency in which the foreign currency security is denominated, and this judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Holders of foreign currency securities would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time that the applicable trustee converts U.S. dollars to the specified currency for payment of the judgment.

LIMITED FACILITIES FOR CONVERSION

     Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks generally do not offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on foreign currency securities will, unless otherwise specified in the applicable prospectus supplement, be made from an account with a bank located in the country issuing the specified currency or, for foreign currency securities denominated in euro, Brussels.

                              BOOK-ENTRY ISSUANCE

     DTC will act as securities depositary for all of the debt securities, unless otherwise stated in the applicable prospectus supplement. We will issue the debt securities only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the debt securities representing in the aggregate, the total number of the debt securities.

     DTC is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants' accounts, eliminating in this manner the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Others like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of debt securities within the DTC system must be made by or through Direct Participants, who will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security is in turn to be recorded on the Direct and Indirect Participants' records. DTC will not send written confirmation to Beneficial Owners of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, unless the book-entry system for the debt securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the debt securities. DTC's records reflect only the identity of the Direct Participants to whose accounts the debt securities are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

     We will send redemption notices to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting on the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on debt securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to Direct Participants for whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     The relevant trustee will make distribution payments on the debt securities to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to Beneficial Owners. Subject to any statutory or regulatory requirements, participants, and not DTC, the relevant trustee, trust or us, will be responsible for the payment. The relevant trustee is responsible for payment of distributions to DTC. Direct and Indirect Participants are responsible for the disbursement of the payments to the Beneficial Owners.

     DTC may discontinue providing its services as securities depositary on any of the debt securities at any time by giving reasonable notice to the relevant trustee and to us. If a successor securities depositary is not obtained, final debt securities certificates must be printed and delivered. We may, at our option, decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of an aggregate principal amount of debt securities may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the debt securities will be printed and delivered.

     We have obtained the information in this section about DTC and DTC's book-entry system from sources that we believe to be accurate, and we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

     We may sell the securities:

     - through underwriters or dealers;

     - directly to one or more purchasers; or

     - through agents.

     The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters' compensation, and any securities exchanges on which the securities are listed.

     The underwriters will acquire the securities for their own account. They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

     We may have agreements with the underwriters, dealers, and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

     We may authorize underwriters, dealers and agents to solicit offers by some specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions included in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these contracts.

     Unless the applicable prospectus supplement states otherwise, all securities, except for common stock, will be new issues of securities with no established trading market. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that the liquidity of the trading market for any securities will be liquid.

     The dealers/underwriters do not intend to make sales of the securities to accounts over which they exercise discretionary authority without obtaining the prior written approval of the account holder.

                             VALIDITY OF SECURITIES

     Unless otherwise indicated in the applicable prospectus supplement, Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., will act as our legal counsel and will pass upon the validity of any securities offered by this prospectus and any prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, Sidley Austin Brown & Wood LLP, New York, New York, will act as legal counsel for any underwriters.

                                    EXPERTS

     The consolidated financial statements of Banknorth as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, incorporated by reference herein from Banknorth's annual report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    GLOSSARY

     Below are abbreviated definitions of capitalized terms used in this prospectus and in the applicable prospectus supplement. The applicable prospectus supplement may contain a more complete definition of some of the terms defined here and reference should be made to the applicable prospectus supplement for a more complete definition of these terms.

     "Beneficial owner" refers to the ownership interest of each actual purchaser of each debt security.

     "Company" refers to Banknorth Group, Inc. and its subsidiaries, unless otherwise stated.

     "Depositary" refers to a bank or trust company selected by us, having its principal office in the United States, and having a combined capital and surplus of at least $50 million, and where we will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and that bank or trust company.

     "Direct Participants" refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc., the American Stock Exchange Inc., and the National Association of Securities Dealers, Inc., own DTC. Purchases of debt securities within the DTC system must be made by or through Direct Participants who will receive a credit for the debt securities on DTC's records.

     "Indirect Participants" refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, and who also have access to the DTC system.

     "Omnibus Proxy" refers to the omnibus proxy that DTC would mail under its usual procedures to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to Direct Participants for whose accounts the debt securities are credited on the record date.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 $1,000,000,000

                             BANKNORTH GROUP, INC.

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                                    WARRANTS

                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                          , 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2002

PROSPECTUS

                                 $1,000,000,000

                             BANKNORTH GROUP, INC.

                         JUNIOR SUBORDINATED DEFERRABLE
                            INTEREST DEBT SECURITIES

                           BANKNORTH CAPITAL TRUST II
                          BANKNORTH CAPITAL TRUST III
                           BANKNORTH CAPITAL TRUST IV

                               CAPITAL SECURITIES

               FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED
                             IN THIS PROSPECTUS, BY

                             BANKNORTH GROUP, INC.
                             ---------------------
     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

                             ---------------------

     The securities will be unsecured obligations of Banknorth and/or the trusts and will not be savings accounts deposits or other obligations of any bank or non-bank subsidiary of Banknorth and/or the trusts and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

                The date of this prospectus is           , 2002.

     You should rely on the information incorporated by reference or provided in this prospectus. Neither we, the trusts nor the underwriters have authorized anyone else to provide you with different information. Neither we, the trusts nor the underwriters are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                             ---------------------

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                                              PAGE
                                                              ----
About this Prospectus.......................................    3

Where You Can Find More Information.........................    4

Forward-Looking Statements..................................    5

Banknorth Group, Inc........................................    6

The Trusts..................................................    7

Use of Proceeds.............................................    7

Ratios of Earnings to Fixed Charges.........................    8

Supervision and Regulation..................................    8

Description of Junior Subordinated Debt Securities..........   11

Description of Capital Securities...........................   21

Description of the Guarantee................................   30

Relationship among the Capital Securities, the Corresponding
  Junior Subordinated Debt Securities and the Guarantees....   32

Book-Entry Issuance.........................................   33

Plan of Distribution........................................   35

Validity of Securities......................................   36

Experts.....................................................   36

Glossary....................................................   37

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we, along with the trusts, Banknorth Capital Trust II, Banknorth Capital Trust III and Banknorth Capital Trust IV, filed with the SEC using a shelf registration process. Under this shelf process, we may sell:

     - debt securities;

     - preferred stock;

     - depositary shares;

     - common stock; and

     - warrants;

and the trusts may sell:

     - capital securities (representing undivided beneficial interests in the trusts) to the public; and

     - common securities to us in one or more offerings.

     The trusts will use the proceeds from sales of securities to buy a series of our junior subordinated debt securities with terms that correspond to the capital securities.

     We:

     - will pay principal and interest on our junior subordinated debt securities, subject to the payment of our more senior debt;

     - may choose to distribute our junior subordinated debt securities pro rata to the holders of the related capital securities and common securities if we terminate a trust; and

     - will fully and unconditionally guarantee the capital securities based on:

     - our obligations to make payments on our junior subordinated debt securities;

     - our obligations under our guarantee (our payment obligations are subject to payment on all of our general liabilities); and

     - our obligations under the trust agreements.

     This prospectus provides you with a general description of the capital securities, the junior subordinated debt securities and our guarantee relating to the capital securities. The description of the debt securities, the preferred stock, the depositary shares, common stock and warrants will be included in a separate prospectus in this registration statement. Each time we sell capital securities, we will provide an applicable prospectus supplement that will contain specific information about the terms of that offering. The applicable prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and about the trusts and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

     The words "Banknorth," "we," "our" and "us" refer to Banknorth Group, Inc. and its subsidiaries, unless otherwise stated. We have also defined terms in the glossary section at the back of this prospectus.

     Unless otherwise indicated, currency amounts in this prospectus and in any prospectus supplement are stated in U.S. dollars.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities offered by this prospectus. The registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the termination of the offering of the securities offered hereby:

     - Annual Report on Form 10-K for the year ended December 31, 2000;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

     - Current Reports on Form 8-K filed on January 24, 2001, June 11, 2001 (as amended on June 13, 2001 and on July 25, 2001), November 1, 2001 and January 22, 2002.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                             Banknorth Group, Inc.
                                 P.O. Box 9540
                              Two Portland Square
                           Portland, Maine 04112-9540
                      Attn: Investor Relations Department
                                 (207) 761-8500

     The trusts have no separate financial statements. The statements would not be material to holders of the capital securities because the trusts have no independent operations.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference herein:

     - our investments in our businesses and in our Internet development could require additional incremental spending, and might not produce expected deposit and loan growth and anticipated contributions to our earnings;

     - general economic or industry conditions could be less favorable than expected, resulting in a deterioration in credit quality, a change in the allowance for loan and lease losses or a reduced demand for credit or fee-based products and services;

     - changes in the domestic interest rate environment could reduce net interest income and could increase credit losses;

     - the conditions of the securities markets could change, which could adversely affect, among other things, the value or credit quality of our assets, the availability and terms of funding necessary to meet our liquidity needs and our ability to originate loans and leases;

     - changes in the extensive laws, regulations and policies governing financial holding companies and their subsidiaries could alter our business environment or affect our operations;

     - the potential need to adapt to industry changes in information technology systems, on which we are highly dependent, could present operational issues or require significant capital spending;

     - competitive pressures could intensify and affect our profitability, including as a result of continued industry consolidation, the increased availability of financial services from non-banks, technological developments such as the Internet or bank regulatory reform; and

     - acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties.

     You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by Federal securities laws.

                             BANKNORTH GROUP, INC.

     We conduct business from our headquarters in Portland, Maine and, as of December 31, 2001, 308 banking offices located in Maine, New Hampshire, Massachusetts, Vermont, New York and Connecticut. At December 31, 2001, we had consolidated assets of $21.1 billion and consolidated stockholders' equity of $1.8 billion. Based on total assets at December 31, 2001, we are one of the 40 largest commercial banking organizations in the United States.

     We offer a broad range of commercial, consumer banking and trust and investment advisory services and products through Banknorth, NA, which was formed on January 1, 2002 upon the consolidation of all nine of our banking subsidiaries into a single national bank. Through subsidiaries of Banknorth, NA, we also are engaged in insurance brokerage, equipment leasing and financial planning activities.

     Our profitability and market share have been enhanced in recent years through internal growth and acquisitions of both financial and nonfinancial institutions. We continually evaluate acquisition opportunities and frequently conduct due diligence in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash, debt or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore, some dilution of our book value and net income per common share may occur in connection with any future transactions. Moreover, acquisitions commonly result in significant one-time charges against earnings, although cost-savings, especially incident to in-market acquisitions, frequently are anticipated.

     We are a Maine corporation which is subject to extensive regulation and supervision under federal and state banking laws. For additional information in this regard, see "Supervision and Regulation," commencing on page 8.

     Our executive offices are located at Two Portland Square, Portland, Maine 04112-9540, and our telephone number is (207) 761-8500.

     Additional information about us and our subsidiaries can be obtained from the documents incorporated by reference herein. See "Where You Can Find More Information" on page 4.

                                   THE TRUSTS

     We created a number of trusts under Delaware law under separate trust agreements established for each trust. A trust is a fiduciary relationship where one person known as the trustee, holds some property for the benefit of another person, in this case, the purchasers of the securities. For the securities being sold, the trustees and we will enter into amended and restated trust agreements that will be essentially in the form filed as an exhibit to the registration statement, which will state the terms and conditions for each trust to issue and sell the specific capital securities and common securities.

     The trusts exist solely to:

     - issue and sell capital securities and common securities;

     - use the gross proceeds from the sale of the capital securities and common securities to purchase corresponding series of our junior subordinated debt securities;

     - maintain their status as grantor trusts for federal income tax purposes; and

     - engage in other activities that are necessary or incidental to these purposes.

     We will purchase all of the common securities of each trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The capital securities will represent the remaining 97% of each trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. If we default on the corresponding junior subordinated debt securities, then distributions on the common securities will be subordinate to the preferred securities in priority of payment.

     For each trust, as the direct or indirect holder of the common securities, we have appointed five trustees to conduct each trust's business and affairs. As holder of the common securities we (except in some circumstances) have the power to:

     - appoint the trustees;

     - replace or remove the trustees; and

     - increase or decrease the number of trustees.

     This means that if you are dissatisfied with a trustee you will not be able to remove the trustee without our assistance. Similarly, if we are dissatisfied with a trustee we can remove the trustee even if you are satisfied with the trustee.

     The capital securities will be fully and unconditionally guaranteed by us as described under "Description of the Guarantees."

     The principal executive offices of each trust is c/o Banknorth Group, Inc., P.O. Box 9540, Two Portland Square, Portland, Maine 04112-9540 and the telephone number is (207) 761-8500.

                                USE OF PROCEEDS

     Each trust will use all the proceeds from the sale of the capital securities to purchase our junior subordinated debt securities. Except as otherwise stated in the applicable prospectus supplement, we intend to use the proceeds from the sale of our junior subordinated debt securities (including corresponding junior subordinated debt securities) for general corporate purposes, including working capital, capital expenditures, investments in or advances to existing or future indebtedness, repayment of maturing obligations, replacement of outstanding indebtedness and repurchase of outstanding stock. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.

     The applicable prospectus supplement provides more details on the use of proceeds of any specific offering.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown. For purposes of computing the ratios, earnings represent income before income taxes and change in accounting principle, plus fixed charges. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense. These ratios are presented both including and excluding interest on deposits.

                                                                YEAR ENDED DECEMBER 31,
                                                         -------------------------------------
                                                         2001    2000    1999    1998    1997
                                                         -----   -----   -----   -----   -----
Ratio of earnings to fixed charges:
  Including interest on deposits.......................  1.63x   1.39x   1.48x   1.38x   1.44x
  Excluding interest on deposits.......................  2.63x   1.90x   2.20x   2.29x   2.68x

                           SUPERVISION AND REGULATION

GENERAL

     Banknorth currently is registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended. As such, we are subject to regulation, supervision and examination by the Federal Reserve Board. We also are registered as a Maine financial institution holding company under Maine law and as such are subject to regulation and examination by the Superintendent of Banking of the State of Maine. Banknorth, NA is a national bank subject to regulation, supervision and examination by the OCC, its chartering authority, and by the FDIC, which insures Banknorth, NA's deposits to the maximum extent permitted by law. The following discussion summarizes certain aspects of those federal banking laws and regulations that affect us and our subsidiaries.

FINANCIAL MODERNIZATION

     Effective March 11, 2000, the Gramm-Leach-Bliley Act permits bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature and which are not authorized for bank holding companies. A bank holding company may become a financial holding company if each of its subsidiary banks is well capitalized under the FDICIA prompt corrective action provisions, is well managed and has at least a satisfactory rating under the Community Reinvestment Act by filing a declaration with the Federal Reserve Board that the bank holding company seeks to become a financial holding company. No regulatory approval is required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve Board.

     The Gramm-Leach-Bliley Act defines "financial in nature" to include securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; merchant banking activities; and activities that the Federal Reserve Board has determined to be closely related to banking. A national bank also may engage, subject to limitations on investment, in activities that are financial in nature, other than insurance underwriting, insurance company portfolio investment, real estate development and real estate investment, through a financial subsidiary of the bank, if the bank is well capitalized, well managed and has at least a satisfactory Community Reinvestment Act rating. Subsidiary banks of a financial holding company or national banks with financial subsidiaries must continue to be well capitalized and well managed in order to continue to engage in activities that are financial in nature without regulatory actions or restrictions, which could include divestiture of the financial in nature subsidiary or subsidiaries. In addition, a financial holding company or a bank may not acquire a company that is engaged in activities that are financial in nature unless each of the subsidiary banks of the financial holding company or the bank has a Community Reinvestment Act rating of satisfactory or better.

BANK ACQUISITIONS

     Pursuant to the Bank Holding Company Act, we are required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank that is not already majority owned by us. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), a bank holding company became able to acquire banks in states other than its home state beginning September 29, 1995, without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and less than 30% of such deposits in that state (or such lesser or greater amount set by state law).

     The Interstate Banking and Branching Act also authorizes banks to merge across state lines, subject to certain restrictions, thereby creating interstate branches. Pursuant to the Interstate Banking and Branching Act, a bank also may open new branches in a state in which it does not already have banking operations if the state enacts a law permitting such de novo branching.

CAPITAL AND OPERATIONAL REQUIREMENTS

     The Federal Reserve Board, the OCC and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to U.S. banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth. The Federal Reserve Board risk-based guidelines define a three-tier capital framework. "Tier 1 capital" generally consists of common and qualifying preferred stockholders' equity, less certain intangibles and other adjustments. "Tier 2 capital" and "Tier 3 capital" generally consist of subordinated and other qualifying debt, preferred stock that does not qualify as Tier 1 capital and the allowance for credit losses up to 1.25% of risk-weighted assets.

     The sum of Tier 1, Tier 2 and Tier 3 capital, less investments in unconsolidated subsidiaries, represents qualifying "total capital," at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 capital and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk weights, based primarily on relative credit risk. The minimum Tier 1 risk-based capital ratio is 4% and the minimum total risk-based capital ratio is 8%. At December 31, 2001, Banknorth's Tier 1 risk-based capital and total risk-based capital ratios under these guidelines were in excess of 9.5% and 12.0%, respectively.

     The "leverage ratio" requirement is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. At December 31, 2001, Banknorth's leverage ratio was 7.14%.

     Federal bank regulatory agencies require banking organizations that engage in significant trading activity to calculate a capital charge for market risk. Significant trading activity means trading activity of at least 10% of total assets or $1 billion, whichever is smaller, calculated on a consolidated basis for bank holding companies. Federal bank regulators may apply the market risk measure to other banks and bank holding companies as the agency deems necessary or appropriate for safe and sound banking practices. Each agency may exclude organizations that it supervises that otherwise meet the criteria under certain circumstances. The market risk charge will be included in the calculation of an organization's risk-based capital ratios.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective U.S. federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became undercapitalized or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness related generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

     The various federal bank regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, Banknorth, NA is considered "well capitalized."

     The Federal bank regulatory agencies also have adopted regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. That evaluation will be made as part of the institution's regular safety and soundness examination. Banking agencies also have adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance sheet position) in the determination of a bank's capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. The banking agencies do not intend to establish an explicit risk-based capital charge for interest rate risk but will continue to assess capital adequacy for interest rate risk under a risk assessment approach based on a combination of quantitative and qualitative factors and have provided guidance on prudent interest rate risk management practices.

DISTRIBUTIONS

     We derive funds for cash distributions to our stockholders primarily from dividends received from banking subsidiaries. Banknorth, NA is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate U.S. federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of the bank or bank/financial holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

     In addition to the foregoing, the ability of us and Banknorth, NA to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA, as described above. The right of us and our stockholders and creditors to participate in any distribution of the assets or earnings of our subsidiaries is further subject to the prior claims of creditors of such subsidiaries.

"SOURCE OF STRENGTH" POLICY

     According to Federal Reserve Board policy, bank/financial holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank/financial holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance

Act, in the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of a bank/financial holding company such as Banknorth or related to FDIC assistance provided to a subsidiary in danger of default -- the other banking subsidiaries of such bank/financial holding company may be assessed for the FDIC's loss, subject to certain exceptions.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     This section describes the general terms and provisions of the junior subordinated debt securities that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the junior subordinated debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those junior subordinated debt securities.

     The junior subordinated indenture will be qualified under the Trust Indenture Act. A form of the junior subordinated indenture is filed as an exhibit to the registration statement relating to this prospectus.

     This section summarizes the material terms and provisions of the junior subordinated indenture and the junior subordinated debt securities. Because this is a summary, it does not contain all of the details found in the full text of the junior subordinated indenture and the junior subordinated debt securities. If you would like additional information, you should read the form of junior subordinated indenture and the form of junior subordinated debt securities.

GENERAL

     We can issue the junior subordinated debt securities in one or more series. A series of junior subordinated debt securities initially will be issued to a trust in connection with a capital securities offering.

     Unless otherwise described in the applicable prospectus supplement regarding any offered junior subordinated debt securities, the junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, will be unsecured and will be subordinate and junior in priority of payment to all of our Senior Debt as described below under "Subordination."

     The indenture does not limit the amount of junior subordinated debt securities which we may issue, nor does it limit our issuance of any other secured or unsecured Debt.

     We can issue the junior subordinated debt securities under a supplemental indenture, an officers' certificate or a resolution of our board of directors.

     The applicable prospectus supplement will describe the following terms of the junior subordinated debt securities:

     - the title;

     - any limit on the aggregate principal amount that may be issued;

     - the date(s) on which the principal is payable or the method of determining that date;

     - the interest rate, if any, the interest payment dates, any rights we may have to defer or extend an interest payment date, and the regular record date for any interest payment or the method by which any of the foregoing will be determined;

     - the place(s) where payments shall be payable and where the junior subordinated debt securities can be presented for registration of transfer or exchange, and the place(s) where notices and demands to or on us can be made;

     - any period(s) within which or date(s) on which, price(s) at which and the terms and conditions on which the junior subordinated debt securities can be redeemed, in whole or in part, at our option or at the option of a holder of the junior subordinated debt securities;

     - our or any holder's obligation or right, if any, to redeem, purchase or repay the junior subordinated debt securities and other related terms and provisions;

     - the denominations in which any junior subordinated debt securities will be issued if other than denominations of $100,000 and integral multiples of $1,000 in excess thereof;

     - if other than in U.S. dollars, the currency in which the principal, premium and interest, if any, that the junior subordinated debt securities will be payable or denominated;

     - any additions, modifications or deletions in the events of default or covenants specified in the indenture;

     - the portion of the principal amount that will be payable at declaration of acceleration of the maturity;

     - any additions or changes to the indenture as will be necessary to facilitate the issuance of a series of junior subordinated debt securities in bearer form, registrable or not registrable for the principal, and with or without interest coupons;

     - the index or indices used to determine the amount of payments of principal and premium, if any, on any junior subordinated debt securities and how these amounts will be determined;

     - the terms and conditions under which temporary global securities are exchanged for definitive junior subordinated debt securities of the same series;

     - whether the junior subordinated debt securities will be issued in global form and, in that case, the terms and the depositary for these global securities;

     - the paying agent;

     - the terms and conditions of any right to convert or exchange any junior subordinated debt securities into any of our other securities or property;

     - the form of trust agreement and guarantee agreement;

     - the relative degree, if any, to which the junior subordinated debt securities shall be senior or subordinated to other junior subordinated debt securities or any of our other indebtedness in right of payment; and

     - any other terms of the junior subordinated debt securities consistent with the provisions of the indenture.

     Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Some U.S. federal income tax consequences and special considerations applicable to any the junior subordinated debt securities will be described in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the restrictions, elections, some U.S. federal income tax consequences, and specific terms and other information related to the junior subordinated debt securities if the purchase price, principal, premium, or interest of any of the junior subordinated debt securities is payable or denominated in one or more foreign currencies or currency units.

     If any index is used to determine the amount of payments of principal, premium, or interest on any series of junior subordinated debt securities, special U.S. federal income tax, accounting and other considerations applicable to the junior subordinated debt securities will be described in the applicable prospectus supplement.

OPTION TO EXTEND INTEREST PAYMENT DATES

     If provided in the applicable prospectus supplement and if the junior subordinated debentures are not in default, we shall have the right at any time and from time to time during the term of any series of junior subordinated debt securities to defer payment of interest for a number of consecutive interest payment periods as specified in the applicable prospectus supplement (extension period).

     Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit extension periods will be described in the applicable prospectus supplement.

REDEMPTION

     Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

     Unless the applicable prospectus supplement indicates otherwise, we may, at our option and subject to the receipt of prior approval by the Board of Governors of the Federal Reserve System, if then required under applicable capital guidelines or policies, redeem the junior subordinated debt securities of any series:

     - in whole at any time or in part from time to time; or

     - upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event in whole (but not in part) at any time within 90 days of the occurrence of the Tax Event, the Investment Company Event or Capital Treatment Event.

     If the junior subordinated debt securities of any series are redeemable only on or after a specified date or by the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe these conditions.

     Junior subordinated debt securities shall be redeemable in the denominations specified in the prospectus supplement. Unless the applicable prospectus supplement indicates otherwise, junior subordinated debt securities will be redeemed at the redemption price.

     A Tax Event means that either we or a trust will have received an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the property trustee) experienced in tax matters stating that, as a result of any:

     - amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority affecting taxation; or

     - interpretation or application of the laws enumerated in the preceding bullet point or regulations, by any court, governmental agency or regulatory authority;

there is more than an insubstantial risk that:

     - a trust is, or will be within 90 days of the date of the opinion of counsel, subject to U.S. federal income tax on interest received on the junior subordinated debt securities;

     - interest payable by us to the trusts on the junior subordinated debt securities is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for U.S. federal income tax purposes; or

     - a trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

     An Investment Company Event means the receipt by us and a trust of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:

     - change in law or regulation; or

     - change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the capital securities.

     A Capital Treatment Event means the reasonable determination by us that, as a result of any:

     - amendment to, or change (including any prospective change) in, laws or any applicable regulation of the United States and any political subdivision; or

     - as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying the laws or regulations, which amendment is effective or announced on or after the date of issuance the capital securities, there is more than an insubstantial risk of impairment of our ability to treat the capital securities (or any substantial portion) as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board, in effect and applicable to us.

     Notice of any redemption will be mailed at least 30 days and not more than 60 days before the redemption date to each holder of redeemable junior subordinated debt securities, at its registered address. Unless we default in the payment of the redemption price, on or after the redemption date, interest will cease to accrue on the junior subordinated debt securities or portions called for redemption.

RESTRICTIONS ON SOME PAYMENTS

     We agreed that we will not permit any of our subsidiaries to:

     - declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock;

     - make any payment of principal of interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other junior subordinated debt securities) that rank equally with or junior in interest to the junior subordinated debt securities; or

     - make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees) if the guarantee ranks equally with or junior in interest to the junior subordinated debt securities, except in some circumstances, if at that time:

      - we have actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an event of default under the indenture and we will not have taken reasonable steps to cure the event of default;

      - the junior subordinated debt securities are held by a trust that is the issuer of a series of related capital securities and we are in default on our payment obligations under the guarantee relating to those related capital securities; or

      - we have given notice of our selection of an extension period on the junior subordinated debt securities of a series and we have not rescinded the notice, or extension period, or any extension relating to the junior subordinated debt securities shall be continuing.

MODIFICATION OF INDENTURE

     We may and the trustee may change the indenture without your consent for specified purposes, including:

     - to fix any ambiguity, defect or inconsistency, provided that the change does not materially adversely affect the interest of any holder of any series of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, the interest of a holder of any related capital securities so long as they remain outstanding; and

     - to qualify or maintain the qualification of the indenture under the Trust Indenture Act.

     In addition, under the indenture, we may and the trustee may modify the indenture to affect the rights of the holders of the series of the junior subordinated debt securities, with the consent of the holders of a majority in principal amount of the outstanding series of junior subordinated debt securities that are affected. However, we cannot and the trustee cannot take the following actions without the consent of each holder of the outstanding junior subordinated debt securities affected:

     - change the maturity date of any series of junior subordinated debt securities (except as otherwise specified in the applicable prospectus supplement), or reduce the principal amount, rate of interest, or extend the time of payment of interest;

     - reduce the percentage in principal amount of junior subordinated debt securities of any series, necessary to modify the indenture;

     - modify some provisions of the indenture relating to modification or waiver, except to increase the required percentage; or

     - modify the provisions of the indenture relating to the subordination of the junior subordinated debt securities of any series in a manner adverse to the holders, provided that, in the case of corresponding junior subordinated debt securities, as long as any of the related capital securities are outstanding, no modification will be made that adversely affects the holders of these capital securities in any material respect. Also the indenture cannot be terminated, and a waiver of any event of default or compliance with any covenant under the indenture cannot be effective, without the prior consent of the holders of a majority of the liquidation preference of the related capital securities unless and until the principal of the corresponding junior subordinated debt securities and all accrued and unpaid interest have been paid in full and some other conditions are satisfied.

     In addition, we may and the trustee may execute any supplemental indenture to create any new series of junior subordinated debt securities, without the consent of any holders.

EVENTS OF DEFAULT

     The following are events of defaults under the indenture:

     - failure to pay interest, when due under the terms of the series of junior subordinated debt securities, and that failure continues for 30 days and the time for payment has not been extended or deferred;

     - failure to pay any principal of or premium on the series of junior subordinated debt securities when due, whether at maturity, redemption by declaration or otherwise;

     - failure to observe or perform in any material respect, any other covenant contained in the indenture, and that failure continues for 60 days after we receive written notice from the trustee or holders of at least 25% in principal amount of the outstanding series of junior subordinated debt securities; or

     - some events of bankruptcy, insolvency or reorganization.

     The holders of a majority in aggregate outstanding principal amount of any series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. If an event of default under the indenture of any series occurs and is continuing, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities can declare the unpaid principal and accrued interest, if any, to the date of acceleration on all the outstanding junior subordinated debt securities of that series to be due and payable immediately. Similarly, in the case of corresponding junior subordinated debt securities, if the trustee or holders of the corresponding junior subordinated debt securities fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the related capital securities will have that right.

     The holders of a majority in aggregate outstanding principal of the series of junior subordinated debt securities can rescind a declaration of acceleration and waive the default if the default (other than the non-payment of principal which has become due solely by acceleration) has been cured and a sum sufficient to pay all principal and interest due (other than by acceleration) has been deposited with the trustee. In the case of corresponding junior subordinated debt securities, if the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have that right.

     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities of any affected series may, on behalf of holders of all of the junior subordinated debt securities, waive any past default, except:

     - a default in the payment of principal or interest (unless the default has been cured or a sum sufficient to pay all matured installments of principal and interest has been deposited with the trustee); or

     - a default in a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each outstanding junior subordinated debt securities.

     In the case of corresponding junior subordinated debt securities, if the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in liquidation preference of the related capital securities will have that right.

     We are required to file annually, with the trustee, a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the indenture.

     If an event of default occurs and is continuing on a series of corresponding junior subordinated debt securities, the property trustee will have the right to declare the principal, of, and the interest on, the corresponding junior subordinated debt securities, and any amounts payable under the indenture, to be immediately due and payable, and to enforce its other rights as a creditor for these corresponding junior subordinated debt securities.

ENFORCEMENT OF SOME RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If an event of default under the indenture has occurred and is continuing, and this event can be attributable to our failure to pay interest or principal on the related junior subordinated debt securities when due, you may institute a legal proceeding directly against us to enforce the payment of the principal of or interest on those subordinated debt securities having a principal amount equal to the liquidation amount of your related capital securities. We cannot amend the indenture to remove the right to bring a direct action, without the written consent of holders of all capital securities. If the right to bring a direct action is removed, the applicable trust may become subject to reporting obligations under the Exchange Act.

     You would not be able to exercise directly any remedy other than those stated in the preceding paragraph which are available to the holders of the junior subordinated debt securities unless there has been an event of default under the trust agreement. See "Description of Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The indenture states that we cannot consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

     - the successor is organized under the laws of the United States or any state or the District of Columbia, and expressly assumes all of our obligations under the indenture;

     - immediately after the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing;

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

     - this transaction is permitted under the related trust agreement and the related guarantee and does not give rise to any breach or violation of the related trust agreement or the related guarantee; and

     - some other conditions prescribed in the indenture are met.

     The general provisions of the indenture do not afford protection to the holders of the junior subordinated debt securities in the event of a highly leveraged or other transaction involving us that may adversely affect the holders.

SATISFACTION AND DISCHARGE

     The indenture provides that when all junior subordinated debt securities not previously delivered to the trustee for cancellation:

     - have become due and payable; or

     - will become due and payable within one year, and

      - we deposit with the trustee money sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities;

      - we deliver to the trustee officers' certificates and opinions of counsel; and

      - we comply with some other requirements under the indenture,

then the indenture will cease to be of further effect and we will be considered to have satisfied and discharged the indenture.

CONVERSION OR EXCHANGE

     If indicated in the applicable prospectus supplement, the junior subordinated debt securities of any series may be convertible or exchangeable into capital securities or other securities. The applicable prospectus supplement will describe the specific terms on which the junior subordinated debt securities of any series may be so converted or exchanged. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of capital securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

SUBORDINATION

     The indenture provides that any junior subordinated debt securities will be subordinate and junior in right of payment to all Senior Debt.

     Upon any payment or distribution of assets to creditors upon our liquidation, dissolution, winding up, reorganization, whether voluntary or involuntary, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings, the holders of Senior Debt will first be entitled to receive payment in full of the principal, premium, or interest due before the holders of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, the property trustee, on behalf of the holders, will be entitled to receive any payment or distribution.

     In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due on the Senior Debt (including any amounts due upon acceleration) before the holders of junior subordinated debt securities.

     No payment, by or on our behalf, of principal, premium, if any, or interest, on the junior subordinated debt securities shall be made if at the time of the payment, there exists:

     - a default in any payment on any Senior Debt, or any other default under which the maturity of any Senior Debt has been accelerated; and

     - any judicial proceeding relating to the defaults which shall be pending.

     We are a non-operating holding company and almost all of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations to pay the principal of and interest on our outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from our banking and non-banking affiliates. Our principal sources of income are dividends, interest and fees from our banking subsidiary, Banknorth, NA. Our bank subsidiary is subject to some restrictions imposed by federal law on any extensions of credit to, and some other transactions with, us and some other affiliates, and on investments in stock or other securities. These restrictions prevent us and our other affiliates from borrowing from our bank subsidiary unless the loans are secured by various types of collateral. Further, these secured loans, other transactions and investments by Banknorth, NA is generally limited in amount for us and each of our other affiliates to 10% of Banknorth, NA's capital and surplus, and as to us and all of our other affiliates to an aggregate of 20% of Banknorth, NA's capital and surplus. In addition, payment of dividends by Banknorth, NA to us are subject to ongoing review by banking regulators and to various statutory limitations and in some circumstances requires approval by banking regulatory authorities. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the liquidation or reorganization or otherwise of our subsidiary is subject to the prior claims of creditors of the subsidiary, unless we can be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of Banknorth, NA, and holders of junior subordinated debt securities should look only to our assets for payments on the junior subordinated debt securities.

     The indenture places no limitation on the amount of Senior Debt that we may incur. We expect to incur from time to time additional indebtedness constituting Senior Debt.

     The indenture provides that these subordination provisions, as they relate to any particular issue of junior subordinated debt securities, may be changed before the issuance. The applicable prospectus supplement will describe any of these changes.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless the applicable prospectus supplement specifies otherwise, we will issue the junior subordinated debt securities in registered form only, without coupons and in the denominations specified in the prospectus supplement. Holders can exchange junior subordinated debt securities of any series for other junior subordinated debt securities:

     - of the same issue and series;

     - in any authorized denominations;

     - in a like principal amount;

     - of the same date of issuance and maturity; and

     - bearing the same interest rate.

     Subject to the terms of the indenture and the limitations applicable to global securities stated in the applicable prospectus supplement, junior subordinated debt securities will be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly endorsed, or a satisfactory written instrument of transfer, duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose.

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

     Unless otherwise provided in the applicable prospectus supplement, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the trustee as security registrar for the junior subordinated debt securities. Any transfer agent (in addition to the security registrar) initially designated by us for any junior subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the junior subordinated debt securities of each series.

     If the junior subordinated debt securities of any series are to be redeemed, neither the trustee nor us will be required to:

     - issue, register the transfer of, or exchange any junior subordinated debt securities of any series during a period beginning on the business day that is 15 days before the day of mailing of notice of redemption of any junior subordinated debt securities that is selected for redemption and ending at the close of business on the day of mailing of the relevant notice; or

     - transfer or exchange any junior subordinated debt securities selected for redemption, except, the unredeemed portion of any junior subordinated debt securities being redeemed in part.

GLOBAL JUNIOR SUBORDINATED DEBT SECURITIES

     We may issue, in whole or in part, the junior subordinated debt securities of a series in the form of one or more global junior subordinated debt securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to those series. The specific terms of the depositary arrangements for a series of junior subordinated debt securities will be described in the applicable prospectus supplement. See "Book-Entry Issuance."

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and any premium and interest on junior subordinated debt securities will be made at the office of the trustee in the City of New York or at the office of the paying agent(s) designated by us, from time to time, in the applicable prospectus supplement. However, we may make interest payment by:

     - check mailed to the address of the person entitled to it at the address appearing in the securities register (except in the case of global junior subordinated debt securities); or

     - transfer to an account maintained by the person entitled to it as specified in the securities register, so long as we receive proper transfer instructions by the regular record date.

     Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on junior subordinated debt securities on any interest payment date will be made to the person in whose name the junior subordinated debt securities are registered at the close of business on the regular record date relating to the interest payment date, except in the case of defaulted interest.

     We may at any time designate additional paying agents or cancel the designation of any paying agent. We will at all times be required to maintain a paying agent in each place of payment for each series of junior subordinated debt securities.

     Any money deposited with the trustee or any paying agent, or held by us in trust, for the payment of the principal of and any premium or interest on any junior subordinated debt securities that remains unclaimed for two years after the principal, any premium or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debt securities can then only look to us for payment.

INFORMATION ABOUT THE TRUSTEE

     The Trust Indenture Act describes the duties and responsibilities of the trustee. Subject to the provisions under the Trust Indenture Act, the trustee has no obligation to exercise any of the powers vested in it by the indenture, at the request of any holder of junior subordinated debt securities, unless the holder offers reasonable indemnity against the costs, expenses and liabilities that are incurred. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

     The corresponding junior subordinated debt securities are issued in one or more series of junior subordinated debt securities under the indenture with terms corresponding to the terms of a series of related capital securities. Concurrently with the issuance of each trust's capital securities, the trust will invest the proceeds and the consideration paid by us for the related common securities in a series of corresponding junior subordinated debt securities. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the common securities of the trust and will rank equally with all other series of junior subordinated debt securities. As a holder of the related capital securities for a series of corresponding junior subordinated debt securities, you will have rights in connection with modifications to the indenture or at the occurrence of events of default under the indenture described under "-- Modification of Indenture" and "-- Events of Default," unless provided otherwise in the applicable prospectus supplement for these related capital securities.

     Unless otherwise specified in the applicable prospectus supplement, if a Tax Event relating to a trust of related capital securities occurs and is continuing, we have the option, and subject to prior approval by the Federal Reserve Board (if required at the time under applicable capital guidelines or policies), to redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of the Tax Event, in whole but not in part, at the redemption price. As long as the applicable trust is the holder of all outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of the redemption to redeem the corresponding capital securities and common securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debt securities in part, unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of the applicable series.

     We will covenant in the indenture that if and as long as:

     - the trust of the related series of capital securities and common securities is the holder of all the corresponding junior subordinated debt securities;

     - a Tax Event related to the trust has occurred and is continuing; and

     - we have elected, and have not revoked our election to pay Additional Sums for the capital securities and common securities,

we will pay to the trust the Additional Sums.

     We will also covenant, as to each series of corresponding junior subordinated debt securities:

     - to maintain directly or indirectly 100% ownership of the common securities of the trust to which corresponding junior subordinated debt securities have been issued, provided that some successors which are permitted under the indenture, may succeed to our ownership of the common securities;

     - not to voluntarily terminate, wind-up or liquidate any trust, except:

      - with prior approval of the Federal Reserve Board if then so required under applicable capital guidelines or policies of the Federal Reserve Board; and

      - in connection with a distribution of corresponding junior subordinated debt securities to the holders of the capital securities in liquidation of a trust, or in connection with some mergers, consolidations or amalgamations permitted by the related trust agreement; and

     - to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                       DESCRIPTION OF CAPITAL SECURITIES

GENERAL

     This section describes the general terms and provisions of the capital securities that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the capital securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those capital securities.

     The capital securities will be issued under the trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The forms of trust agreement and capital securities have been filed as an exhibit to the registration statement.

     The capital securities will have the terms described in the applicable trust agreement or made part of the trust agreement by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the capital securities will mirror the terms of the junior subordinated debt securities held by each trust.

     This section summarizes the material terms and provisions of the trust agreement and the capital securities. Because this is only a summary, it does not contain all of the details found in the full text of the trust agreement and the capital securities. If you would like additional information you should read the form of trust agreement and the form of capital securities.

     The trust agreement of each trust authorizes the administrative trustees to issue on behalf of each trust one series of capital securities and one series of common securities containing the terms described in the applicable prospectus supplement. The proceeds from the sale of the capital securities and common securities will be used by each trust to purchase a series of junior subordinated debt securities from us. The junior subordinated debt securities will be held in trust by the property trustee for your benefit and the benefit of the holder of the common securities.

     Under the guarantee, we will agree to make payments of distributions and payments on redemption or liquidation of the capital securities, to the extent that the related trust holds funds available for this purpose and has not made such payments. See "Description of the Guarantee."

     The assets of each trust available for distribution to you will be limited to payments received from us under the corresponding junior subordinated debt securities. If we fail to make a payment on the corresponding junior subordinated debt securities, the property trustee will not have sufficient funds to make related payments, including distributions, on the capital securities.

     Each guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the indenture, the applicable trust agreement and the expense agreement, will provide a full and unconditional guarantee of amounts due on the capital securities issued by each trust.

     Each trust will redeem an amount of capital securities equal to the amount of any corresponding junior subordinated debt securities redeemed.

     Specific terms relating to the capital securities will be described in the applicable prospectus supplement, including:

     - the name of the capital securities;

     - the dollar amount and number of capital securities issued;

     - the annual distribution rate(s) (or method of determining this rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

     - the date from which distributions shall be cumulative;

     - the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the capital securities shall be purchased or redeemed, in whole or in part;

     - the terms and conditions, if any, under which the junior subordinated debt securities are distributed to you by the trusts;

     - any securities exchange on which the capital securities are listed;

     - whether the capital securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of the capital securities.

     The applicable prospectus supplement will also describe some U.S. federal income tax considerations applicable to any offering of capital securities.

REDEMPTION OR EXCHANGE

     Mandatory Redemption. If any corresponding junior subordinated debt securities are repaid or redeemed in whole or in part, whether at maturity or upon earlier redemption, the property trustee will use the proceeds from this repayment or redemption to redeem a Like Amount of the capital securities and common securities. The property trustee will give you at least 30 days notice, but not more than 60 days notice, before the date of redemption. The capital securities and (unless there is a default under the junior subordinated debt securities) the common securities will be redeemed at the redemption price at the concurrent redemption of the corresponding junior subordinated debt securities. See "Description of the Junior Subordinated Debt
Securities -- Redemption."

     If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a date of redemption, then the proceeds from the repayment or redemption shall be allocated, pro rata, to the redemption of the related capital securities and the common securities.

     We may redeem any series of corresponding junior subordinated debt securities:

     - on or after the date as specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

     - at any time, in whole (but not in part), on the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event; or

     - as is otherwise specified in the applicable prospectus supplement.

     Distribution of Corresponding Junior Subordinated Debt Securities. We may at any time dissolve any trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debt securities relating to the capital securities and common securities issued by the trust to be distributed to you and the holders of the common securities in liquidation of the trust.

     Tax Event, Investment Company Event Redemption or Capital Treatment
Event. If a Tax Event, Investment Company Event or Capital Treatment Event relating to a series of capital securities and common securities shall occur and be continuing, we may redeem the corresponding junior subordinated debt securities in whole, but not in part. This will cause a mandatory redemption of all of the related capital securities and common securities at the redemption price within 90 days following the occurrence of the Tax Event, Investment Company Event or Capital Treatment Event.

     If a Tax Event, Investment Company Event or Capital Treatment Event relating to a series of capital securities and common securities occurs and is continuing and we elect not to redeem the corresponding junior subordinated debt securities or to terminate the related trust and cause the corresponding junior subordinated debt securities to be distributed to holders of the capital securities and common securities as described above, those capital securities and common securities will remain outstanding and Additional Sums may be payable on the corresponding junior subordinated debt securities.

     Like Amount means:

     - for a redemption of any series of capital securities and common securities, capital securities and common securities of the series having a Liquidation Amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed. The Like Amount will be allocated to the common securities and to the capital securities based upon their relative Liquidation Amounts. The proceeds will be used to pay the redemption price of the capital securities and common securities; and

     - for a distribution of corresponding junior subordinated debt securities to holders of any series of capital securities and common securities, corresponding junior subordinated debt securities having a principal amount equal to the Liquidation Amount of the related capital securities and common securities.

     - Liquidation Amount means, unless otherwise provided in the applicable prospectus supplement, $25 per capital security and common security.

     Once the liquidation date is fixed for any distribution of corresponding junior subordinated debt securities for any series of capital securities:

     - the series of capital securities will no longer be deemed to be outstanding;

     - The DTC, or its nominee, as the record holder of the series of capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon the distribution; and

     - certificates representing the series of capital securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debt securities. Those certificates will bear accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of capital securities until the certificates are presented to the administrative trustees of the applicable trust or their agent for transfer or reissuance.

     We cannot assure you of the market prices for the capital securities or the corresponding junior subordinated debt securities. Accordingly, the capital securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of a trust, may trade at a discount of the price that you paid for the capital securities.

REDEMPTION PROCEDURES

     Capital securities redeemed on date of redemption shall be:

     - redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities; and

     - payable on each date of redemption only to the extent that the related trust has funds on hand available for the payment of the redemption price.

     If notice of redemption is given, then, by 12:00 noon, New York City time, on the date of redemption, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See "Book-Entry Issuance." If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you when you surrender your certificates evidencing the capital securities.

     Distributions payable on or before the date of redemption for any capital securities called for redemption shall be payable to the holders on the relevant record dates for the related distribution dates.

     If notice of redemption is given and funds deposited as required, all of your rights will cease, except your right to receive the redemption price, and the capital securities will cease to be outstanding.

     If a date of redemption is not a business day, then payment of the redemption price payable on the date of redemption will be made on the next succeeding day which is a business day (and without any interest or other payment for any delay). However, if the business day falls in the next calendar year, then payment will be made on the immediately preceding business day.

     If payment of the redemption price of the capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by us under the guarantee, then distributions on the capital securities will continue to accrue at the then applicable rate from the date of redemption to the date that the redemption price is actually paid. In this case the actual payment date will be the date of redemption for purposes of calculating the redemption price.

     Subject to applicable law (including, without limitation, federal securities law), our subsidiaries or us may at any time and from time to time purchase outstanding capital securities by tender offer, in the open market or by private agreement.

     Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debt securities to holders of capital securities shall be payable to the holders on the relevant record date as they appear on the register of capital securities. The record date shall be one business day before the relevant date of redemption or liquidation date as applicable. However, if the capital securities are not in book-entry form, the relevant record date for the capital securities shall be at least 15 days before the date of redemption or liquidation date.

     If less than all of the capital securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate Liquidation Amount of the capital securities and common securities to be redeemed shall be allocated pro rata to the capital securities and the common securities based upon the relative Liquidation Amounts of such classes. The property trustee will select the capital securities to be redeemed on a pro rata basis not more than 60 days before the date of redemption, by a method deemed fair and appropriate by it. The property trustee will promptly notify the registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the Liquidation Amount to be redeemed.

     You will receive notice of any redemption at least 30 days but not more than 60 days before the date of redemption at your registered address. Unless we default in the payment of the redemption price on the corresponding junior subordinated debt securities, on and after the date of redemption, interest will cease to accrue on the junior subordinated debt securities or portions of the junior subordinated debt securities (and distributions will cease to accrue on the related capital securities or portions of the capital securities) called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the redemption price of, each trust's capital securities and common securities, will be made pro rata based on the liquidation amount of the capital securities and common securities. However, if an event of default under the indenture shall have occurred and is continuing, no payment may be made on any of the trust's common securities, unless all unpaid amounts on each of the trust's outstanding capital securities shall have been made or provided for in full.

     If an event of default under the indenture has occurred and is continuing, we, as holder of the trust's common securities, will be deemed to have waived any right to act on the event of default under the applicable trust agreement until the effect of all events of default relating to the capital securities have been cured, waived or otherwise eliminated. Until the events of default under the applicable trust agreement relating to the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf and not on our behalf as holder of the trust's common securities, and only you and the other holders of capital securities will have the right to direct the property trustee to act on your behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Each trust agreement states that each trust shall be automatically dissolved upon the expiration of the term of the trust and shall also be dissolved on the first to occur of:

     - our bankruptcy, dissolution or liquidation;

     - the distribution of a Like Amount of the junior subordinated debt securities directly to the holders of the capital securities and common securities. For this distribution, we must give at least 30 days written notice to the trustees;

     - the redemption of all of the capital securities and common securities of a trust; and

     - a court order for the dissolution of a trust is entered.

     If dissolution of a trust occurs as described in the first, second and fourth bullets above, the applicable trustee shall wind up the trust as quickly as possible. After satisfying all amounts owed to creditors, the trust will distribute to the holders of the capital securities and the common securities either:

     - a Like Amount of junior subordinated debt securities; or

     - if the distribution of the junior subordinated debt securities is determined by the property trustee not to be practical, cash assets equal to the aggregate Liquidation Amount per capital security and common security

     - specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions from that date to the date of payment.

     If a trust cannot pay the full amount due on its capital securities and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its capital securities and common securities shall be paid pro rata. However, if an event of default under the indenture has occurred and is continuing, the total amounts due on the capital securities shall be paid before any distribution on the common securities.

TRUST ENFORCEMENT EVENT

     An event of default under the indenture constitutes an event of default under the amended and restated trust agreement. We refer to such an event as a "Trust Enforcement Event." For more information on events of default under the indenture, see "Description of the Junior Subordinated Debt Securities -- Events of Default." Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the junior subordinated debentures, will have the right under the indenture to declare the principal amount of the junior subordinated debentures due and payable. The amended and restated trust agreement does not provide for any other events of default.

     If the property trustee fails to enforce its rights under the junior subordinated debentures, any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the junior subordinated debentures and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest or principal on the junior subordinated debentures when due, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the junior subordinated debentures having a principal amount equal to the total liquidation amount of that holder's capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

     Pursuant to the amended and restated trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and only the holders of the capital securities will have the right to direct the enforcement actions of the property trustee.

REMOVAL OF TRUSTEES

     Unless an event of default under a trust agreement has occurred and is continuing, we can remove and replace any trustee at any time. If an event of default under a trust agreement has occurred and is continuing, the property trustee and the Delaware trustee may be removed or replaced by the holders of at least a majority in Liquidation Amount of the outstanding capital securities. We are the only one that have the right to remove or replace the administrative trustees. No resignation or removal of any of the trustees and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee as described in the applicable trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an event of default under a trust agreement has occurred and is continuing, we, as the holder of the common securities, and the administrative trustees shall have the power:

     - to appoint one or more persons approved by the property trustee either to act as co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as a separate trustee of any trust property, in either case with the powers as provided in the instrument of appointment; and

     - to vest in the person(s) any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement.

     If an event of default under a trust agreement has occurred and is continuing, only the property trustee may appoint a co-trustee or separate property trustee.

MERGER OR CONSOLIDATION OF TRUSTEES

     If any of the trustees merge, convert, or consolidate with or into another entity or sells its trust operations to another entity, the new entity shall be the successor of the trustee under each trust agreement, provided that the corporation or other entity shall be qualified and eligible to be a trustee.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     A trust may not merge with or into, consolidate, amalgamate, or be replaced by or transfer or lease all or substantially all of its properties and assets to any other entity (a merger event), except as described below. A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate or be replaced by another trust provided that:

     - the successor entity either:

      - expressly assumes all of the obligations of the trust relating to the capital securities; or

      - substitutes for the capital securities other securities with terms substantially similar to the capital securities (successor securities) so long as the successor securities has the same rank as the capital securities for distributions and payments upon liquidation, redemption and otherwise;

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

     - we expressly appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust as it relates to the junior subordinated debt securities;

     - the successor securities are listed or will be listed on the same national securities exchange or other organization that the capital securities are listed on;

     - the merger event does not cause the capital securities or successor securities to be downgraded by any national statistical rating organization;

     - the merger event does not adversely affect the rights, preferences and privileges of the holders of the capital securities or successor securities in any material way;

     - the successor entity has a purpose substantially similar to that of the trust;

     - before the merger event, we have received an opinion of counsel stating that:

        - the merger event does not adversely affect the rights of the holders of the capital securities or any successor securities in any material way; and

        - following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

     - we own all of the common securities of the successor entity and guarantee the successor entity's obligations under the successor securities in the same manner provided by the related guarantee.

     The trusts and any successor entity must always be classified as grantor trusts for U.S. federal income tax purposes unless all of the holders of the capital securities approve otherwise.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

     You have no voting rights except as discussed under "Description of the Capital Securities -- Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of the Guarantee -- Amendments and Assignment," and as otherwise required by law and the applicable trust agreement. The property trustee, the Delaware trustee, the administrative trustees and us may amend each trust agreement without your consent:

     - to fix any ambiguity or inconsistency;

     - to correct any provision in the trust agreement that is defective or inconsistent with any other provision;

     - to add to the covenants, restrictions or obligations related to us;

     - to conform to any change in Rule 3a-5 under the Investment Company Act;
       or

     - to modify, eliminate or add provisions to the applicable trust agreement as shall be necessary to ensure that each trust shall at all times be classified as a grantor trust for U.S. federal income tax purposes.

     The trustees and us may amend each trust agreement for any other reason as long as the holders of at least a majority in aggregate liquidation amount of the capital securities agree, and the trustees receive an opinion of counsel which states that the amendment will not affect the applicable trust status as a grantor trust for U.S. federal income tax purposes, or its exemption from regulation as an investment company under the Investment Company Act, except to:

     - change the amount and/or timing or otherwise adversely affect the method of payment of any distribution on the capital securities or common securities; or

     - restrict your right or the right of the common security holder to institute suit for enforcement of any distribution on the capital securities or common securities.

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

     The changes described in the two bullet points above require the approval of each holder of the capital securities affected.

     So long as the corresponding junior subordinated debt securities of a trust are held by the property trustee of that trust, the trustees shall not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the trustee or executing any trust or power conferred on the trustee relating to the corresponding junior subordinated debt securities;

     - waive any past default under Section 5.13 of the indenture;

     - cancel an acceleration of the principal of the corresponding junior subordinated debt securities; or

     - agree to any change in the indenture or the corresponding junior subordinated debt securities, where the trustees' approval is required, without obtaining the prior approval of the holders of at least a majority in the aggregate Liquidation Amount of all outstanding related capital securities. However, if the indenture requires the consent of each holder of corresponding junior subordinated debt securities that is affected, then the property trustee must get approval of all holders of capital securities.

     The trustees cannot change anything previously approved by you without your approval to make the change. The property trustee shall notify you of any notice of default relating to the corresponding junior subordinated debt securities.

     In addition, before taking any of the actions described above, the trustees must obtain an opinion of counsel experienced in these matters, stating that the trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.

     As described in each trust agreement, the property trustee may hold a meeting so that you may vote on a change or request that you approve the change by written consent.

     Your vote or consent is not required for the trust to redeem and cancel its capital securities under the trust agreement.

     If your vote is taken or a consent is obtained, any capital securities that are owned by us, the trustees or any affiliate of either of us shall, for purposes of the vote or consent, be treated as if they were not outstanding.

GLOBAL CAPITAL SECURITIES

     The capital securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. The specific terms of the depositary arrangements for a series of capital securities will be described in the applicable prospectus supplement. See "Book-Entry Issuance."

PAYMENT AND PAYING AGENTS

     Payments regarding the capital securities shall be made to a depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any trusts capital securities are not held by a depositary, the payments shall be made by check mailed to the address of the holder entitled to it at the address listed in the register.

     Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee. The paying agent shall be permitted to resign as paying agent with 30 days' written notice to the property trustee and to us. If the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and to us) to act as paying agent.

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

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

     Registration of transfers of capital securities will be effected without charge by or on behalf of each trust, after payment of any tax or other governmental charges that are imposed in connection with any transfer or exchange. No transfers of capital securities called for redemption will be registered.

INFORMATION ABOUT THE PROPERTY TRUSTEE

     The property trustee will perform only those duties that are specifically stated in each trust agreement. If an event of default arises under a trust agreement, the property trustee must use the same degree of care and skill in the exercise of its duties as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers given it by the applicable trust agreement at your request unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

     If no event of default under a trust agreement has occurred and is continuing, and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in applicable trust agreement or is unsure of the application of any provisions of the applicable trust agreement, and the matter is not one on which you are entitled to vote, then the property trustee shall:

     - take some action as directed by us; and

     - if not so directed, shall take whatever action that the property trustee deems advisable and in your best interests, and in the best interests of the holders of the capital securities and common securities of the applicable trust and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in the manner that:

     - no trust will be deemed to be an investment company required to be registered under the Investment Company Act or to fail to be classified as a grantor trust for U.S. federal income tax purposes;

     - the corresponding junior subordinated debt securities will be treated as our indebtedness for U.S. federal income tax purposes.

     In this connection, the administrative trustees and us are authorized to take any action, consistent with applicable law or the certificate of trust of each trust or each trust agreement, that we each determine in our discretion to be necessary or desirable for these purposes.

     You have no preemptive or similar rights. A trust may not borrow money, issue Debt or mortgages, or pledge any of its assets.

                          DESCRIPTION OF THE GUARANTEE

GENERAL

     We will execute a guarantee, for your benefit at the same time that a trust issues the capital securities. The guarantee trustee will hold the guarantee for your benefit. The guarantee will be qualified as an indenture under the Trust Indenture Act. The form of guarantee has been filed as an exhibit to the registration statement.

     This section summarizes the material terms and provisions of the guarantee. Because this is only a summary, it does not contain all of the details found in the full text of the guarantee. If you would like additional information you should read the form of guarantee agreement.

     We will irrevocably agree to pay to you in full the Guarantee Payments as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment. The following payments, to the extent not paid by a trust, will be subject to the guarantee:

     - any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

     - the redemption price and all accrued and unpaid distributions to the date of redemption on the capital securities called for redemption, to the extent that the trust has funds available to make the payment; or

     - in the event of a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with a distribution of corresponding junior subordinated debt securities to you or the redemption of all the related capital securities), the lesser of:

          - the aggregate of the Liquidation Amount specified in the applicable prospectus supplement for each capital security plus all accrued and unpaid distributions on the capital securities to the date of payment; and

          - the amount of assets of the trust remaining available for distribution to you.

     We can satisfy our obligation to make a guarantee payment by direct payment to you of the required amounts or by causing the trust to pay those amounts to the holders.

     Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust's obligations under the capital securities, but will apply only to the extent that the related trust has funds sufficient to make the payments, and is not a guarantee of collection.

     No single document executed by us that is related to the issuance of the capital securities will provide for its full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of the applicable guarantee, the applicable trust agreement, the indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under its capital securities.

STATUS OF GUARANTEES

     Each guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our Senior Debt; and each guarantee will rank equally with all other guarantees issued by us. The guarantee will constitute a guarantee of payment and not of collection (in other words you may sue us, or seek other remedies, to enforce your rights under the guarantee without first suing any other person or entity). Each guarantee will be held for your benefit. Each guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not previously paid by the trust or upon distribution to you of the corresponding series of junior subordinated debt securities. None of the guarantees places a limitation on the amount of additional Senior Debt that we may incur. We expect to incur from time to time additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except regarding any changes which do not adversely affect your rights in any material respect (in which case your consent will not be required), the guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding capital securities. A description of the manner in which approval may be obtained is described under "Description of the Capital Securities -- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each guarantee will be binding on our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related capital securities then outstanding.

EVENTS OF DEFAULT

     An event of default under each guarantee occurs if we fail to make any of our required payments or perform our obligations under the guarantee. The holders of at least a majority in aggregate Liquidation Amount of the related capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the guarantee.

     You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

     As guarantor, we are required to file annually with the guarantee trustee a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

INFORMATION ABOUT THE GUARANTEE TRUSTEE

     The guarantee trustee, other than during the occurrence and continuance of an event of default by us in the performance of any guarantee, will only perform the duties that are specifically described in the guarantee. After an event of default on any guarantee, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in the guarantee at your request unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF CAPITAL SECURITIES GUARANTEES

     Each guarantee will terminate once the related capital securities are paid in full or upon distribution of the corresponding series of junior subordinated debt securities to you. Each guarantee will continue to be effective or will be reinstated if at any time you are required to restore payment of any sums paid under the capital securities or the guarantee.

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

          RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING
             JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

     Payments of distributions and other amounts due on the capital securities (to the extent the trust has funds available for the payments) will be irrevocably guaranteed by us to the extent described under "Description of the Guarantee." No single document executed by us in connection with the issuance of the capital securities will provide for its full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of our obligations under the related guarantee, the related trust agreement, the corresponding series of junior subordinated debt securities, the indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the related series of capital securities.

     If we do not make payments on any series of corresponding junior subordinated debt securities, the related trust will not pay distributions or other amounts on the related capital securities. The guarantee does not cover payments of distributions when the related trust does not have sufficient funds to pay such distributions. If that occurs, your remedy is to sue us, or seek other remedies, to enforce your rights under the guarantee without first instituting a legal proceeding against the guarantee trustee.

SUFFICIENCY OF PAYMENTS

     As long as we make payments of interest and other payments when due on each series of corresponding junior subordinated debt securities, the payments will be sufficient to cover the payment of distributions and other payments due on the related capital securities, primarily because:

     - the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the related capital securities and common securities;

     - the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the related capital securities;

     - we shall pay for any and all costs, expenses and liabilities of a trust except the trust's obligations to holders of its capital securities under the capital securities; and

     - each trust agreement provides that the trust will not engage in any activity that is inconsistent with the limited purposes of the trust.

     We have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we have made, or are concurrently on the date of the payment making, a payment under the related guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

     A default or event of default under any of our Senior Debt would not constitute a default or event of default under the trust agreements. However, in the event of payment defaults under, or acceleration of, any of our Senior Debt, the subordination provisions of the indenture provide that no payments will be made regarding the corresponding junior subordinated debt securities until the Senior Debt has been paid in full or any payment default on it has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debt securities would constitute an event of default under the trust agreements.

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

LIMITED PURPOSE OF TRUSTS

     Each trust's capital securities evidence a beneficial interest in the respective trust, and each trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debt securities. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debt securities held, while a holder of capital securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of distributions.

RIGHTS UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution of any trust involving a liquidation of the corresponding junior subordinated debt securities held by a trust, you will be entitled to receive, out of assets held by that trust, the liquidation distribution in cash. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution." In the event of our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of ours, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal, premium, if any, and interest, before any of our common stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust (other than the trust's obligations to you), your position and the position of a holder of the corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                              BOOK-ENTRY ISSUANCE

     DTC will act as securities depositary for all of the capital securities and the junior subordinated debt securities, unless otherwise stated in the applicable prospectus supplement. We will issue the capital securities and junior subordinated debt securities only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the capital securities of each trust and junior subordinated debt securities representing in the aggregate, the total number of the trust's capital securities or aggregate principal balance of junior subordinated debt securities, respectively.

     DTC is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants' accounts, eliminating in this manner the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Others like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, the Indirect Participants, also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of capital securities or junior subordinated debt securities within the DTC system must be made by or through Direct Participants, who will receive a credit for the capital securities or junior subordinated debt securities on DTC's records. The ownership interest of each actual purchaser of each capital security and each junior subordinated debt securities is in turn to be recorded on the Direct and

Indirect Participants' records. DTC will not send written confirmation to Beneficial Owners of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased capital securities or junior subordinated debt securities. Transfers of ownership interests in the capital securities or junior subordinated debt securities are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in capital securities or junior subordinated debt securities, unless the book-entry system for the capital securities of the trust or junior subordinated debt securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the capital securities or junior subordinated debt securities. DTC's records reflect only the identity of the Direct Participants to whose accounts the capital securities or junior subordinated debt securities are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

     We will send redemption notices to Cede & Co. as the registered holder of the capital securities or junior subordinated debt securities. If less than all of a trust's capital securities or the junior subordinated debt securities are redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting on the capital securities or the junior subordinated debt securities is limited to the holders of record of the capital securities or junior subordinated debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on capital securities or junior subordinated debt securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to Direct Participants for whose accounts the capital securities or junior subordinated debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     The relevant trustee will make distribution payments on the capital securities or on the junior subordinated debt securities to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to Beneficial Owners. Subject to any statutory or regulatory requirements, participants, and not DTC, the relevant trustee, trust or us will be responsible for the payment. The relevant trustee is responsible for payment of distributions to DTC. Direct and Indirect Participants are responsible for the disbursement of the payments to the Beneficial Owners.

     DTC may discontinue providing its services as securities depositary on any of the capital securities or the junior subordinated debt securities at any time by giving reasonable notice to the relevant trustee and to us. If a successor securities depositary is not obtained, final capital securities or junior subordinated debt securities certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference of capital securities or aggregate principal amount of junior subordinated debt securities may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the capital securities or junior subordinated debt securities will be printed and delivered.

     The trusts and us have obtained the information in this section about DTC and DTC's book-entry system from sources that they believe to be accurate, but the trusts and us assume no responsibility for the accuracy of the information. Neither the trusts nor Banknorth have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

     We may sell the securities:

     - through underwriters or dealers;

     - directly to one or more purchasers; or

     - through agents.

     The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters' compensation, and any securities exchanges on which the securities are listed.

     The underwriters will acquire the securities for their own account. They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

     We may have agreements with the underwriters, dealers, and agents to indemnify them against some civil liabilities, including liabilities under the Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

     We may authorize underwriters, dealers and agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement on delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to the conditions included in the applicable prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of such contracts.

     Unless the applicable prospectus supplement states otherwise, all securities will be new issues of securities with no established trading market. Any underwriters who purchase securities from us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that the trading market for any securities will be liquid.

     The dealers/underwriters do not intend to make sales of the capital securities to accounts over which they exercise discretionary authority without obtaining the prior written approval of the account holder.

                             VALIDITY OF SECURITIES

     Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., our counsel, and for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York. Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the trusts, will pass on some legal matters for the trusts. Elias, Matz, Tiernan & Herrick L.L.P. and Sidley Austin Brown & Wood LLP will rely on the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware as to matters of Delaware law regarding the trusts.

                                    EXPERTS

     The consolidated financial statements of Banknorth as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, incorporated by reference herein from Banknorth's annual report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    GLOSSARY

     Below are abbreviated definitions of capitalized terms used in this prospectus and in the applicable prospectus supplement. The applicable prospectus supplement may contain a more complete definition of some of the terms defined here and reference should be made to the applicable prospectus supplement for a more complete definition of these terms.

     "Additional Sums" refers to the additional amounts required to be paid so that the amount of distributions due and payable by a trust on outstanding capital securities and common securities shall not be reduced because of any additional taxes, duties and other governmental charges to which a trustee is subject because of a Tax Event.

     "Beneficial Owner" refers to the ownership interest of each actual purchaser of each debt security.

     "Company" refers to Banknorth Group, Inc. and its subsidiaries, unless otherwise stated.

     "Debt" means, for any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

     - every obligation of the person for money borrowed;

     - every obligation of the person evidenced by bonds, debt securities, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

     - every reimbursement obligation of the person regarding letters of credit, bankers' acceptances or similar facilities issued for the account of the person;

     - every obligation of the person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

     - every capital lease obligation of the person;

     - all indebtedness of the person whether incurred on, before, or after the date of the indenture, for claims relating to derivative products including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

     - every obligation of the type referred to in the first through the sixth bullet points above of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Depositary" refers to a bank or trust company selected by us, having its principal office in the United States, and having a combined capital and surplus of at least $50 million, and where we will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and that bank or trust company.

     "Direct Participants" refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc., the American Stock Exchange Inc., and the National Association of Securities Dealers, Inc., own DTC. Purchases of debt securities within the DTC system must be made by or through Direct Participants who will receive a credit for the debt securities on DTC's records.

     "Guarantee Payments" refers to the following payments, to the extent not paid by a trust, which will be subject to the guarantee:

     - any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

     - the redemption price and all accrued and unpaid distributions to the date of redemption with respect to capital securities called for redemption, to the extent that the trust has funds available to make the payment; or

     - in the event of a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with a distribution of corresponding junior subordinated debt securities to you or the redemption of all the related capital securities), the lesser of:

          - the aggregate of the Liquidation Amount specified in the prospectus supplement for each capital security plus all accrued and unpaid distributions on the capital securities to the date of payment; and

          - the amount of assets of the trust remaining available for distribution to you.

     "Indirect Participants" refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, and who also have access to the DTC system.

     "Omnibus Proxy" refers to the omnibus proxy that DTC would mail under its usual procedures to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to Direct Participants for whose accounts the debt securities are credited on the record date.

     "Senior Debt" means the principal of, premium, if any, and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not the claim for post-petition interest is allowed in the proceeding) on, our Debt whether incurred on, before or subsequent to the date of the indenture, unless, in the instrument creating or evidencing the Debt or under which the Debt is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debt securities or to other Debt which ranks equally with, or subordinated to the junior subordinated debt securities. However, Senior Debt shall not include:

     - any of our Debt which, when incurred and without regard to any election under section 1111(b) of the Bankruptcy Code, was without recourse to us;

     - any of our Debt to any of our banking subsidiaries;

     - Debt to any of our employees; and

     - any other debt securities issued under our indenture.

     "Tier 1 Capital" refers to the sum of core capital elements, less goodwill and other intangible assets. The core capital elements include: common stockholders' equity, qualifying noncumulative perpetual preferred stock (including related surplus), qualifying cumulative perpetual preferred stock (including related surplus), and minority interest in the equity account of consolidated subsidiaries.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 $1,000,000,000

                             BANKNORTH GROUP, INC.
                         JUNIOR SUBORDINATED DEFERRABLE
                            INTEREST DEBT SECURITIES

                           BANKNORTH CAPITAL TRUST II
                          BANKNORTH CAPITAL TRUST III
                           BANKNORTH CAPITAL TRUST IV
                               CAPITAL SECURITIES

                     FULLY AND UNCONDITIONALLY GUARANTEED,
                       AS DESCRIBED IN THIS DOCUMENT, BY

                             BANKNORTH GROUP, INC.
                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                          , 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee........................................   $   92,000
Listing fees................................................      100,000
Accountant's fee and expenses...............................       50,000
Attorneys' fees and expenses................................      250,000
Trustees' and Depositary fees and expenses..................       50,000
Printing and engraving expenses.............................      100,000
Transfer agent fees.........................................       25,000
State qualification fees and expenses.......................       25,000
Rating agencies' fees.......................................      500,000
Miscellaneous...............................................      108,000
                                                               ----------
     Total..................................................   $1,300,000*
                                                               ==========

---------------

* All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by Banknorth.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 719 of the Maine Business Corporation Act ("MBCA") sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Indemnification may be provided against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred; provided that no indemnification may be provided with respect to any matter where such person shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that such action was in or not opposed to the best interests of the corporation or its stockholders, or (ii) with respect to any criminal action, to have had reasonable cause to believe such conduct was unlawful. A corporation may not indemnify a person with respect to any action or matter by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action was brought determines that, in view of all the circumstances, that person is fairly and reasonably entitled to indemnity for such amounts as the court deems reasonable. To the extent such person has been successful on the merits or otherwise in defense of such action, that person shall be entitled to indemnification. Any indemnification, unless ordered by a court or required in the corporation's bylaws, shall be made only as authorized in the specific case upon a determination by the board of directors that indemnification is proper in the circumstances and in the best interests of the corporation. Expenses incurred in defending an action may be paid by the corporation in advance of the final disposition of that action upon a determination made that the person seeking indemnification satisfied the standard of conduct required for indemnification and receipt by the corporation of a written undertaking by or on behalf of such person to repay that amount if that person is finally adjudicated to not have met such standard or not be entitled to such indemnification. In addition, Section 719 of the MBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees and agents against liability whether or not the corporation would have the power to indemnify such person against liability under such section. See Title 13-A Maine Revised Statutes Annotated sec.719.

     Banknorth's bylaws provide that Banknorth shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of Banknorth to the fullest extent provided by the MBCA, provided that Banknorth shall not be liable for any amount which may be due to any person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by an indemnified person without its prior written consent, other than an action or proceeding seeking indemnification from Banknorth.

     Banknorth's bylaws provide that Banknorth shall pay the expenses incurred by an indemnified person in advance of a final disposition of an action or proceeding upon receipt by Banknorth of (1) a written undertaking by or on behalf of the indemnified person to repay such amount if the indemnified person is ultimately determined not to have acted in the manner required under the MBCA in order to permit indemnification and (2) a written affirmation by the indemnified person that the person has met the requisite standard of conduct for indemnification.

     Directors and officers also may be indemnified pursuant to the terms of various employee benefit plans of Banknorth. In addition, Banknorth carries a liability insurance policy for its directors and officers.

ITEM 16.  LIST OF EXHIBITS.

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
  1.1      Form of Underwriting Agreement with respect to the Debt
           Securities (to be filed subsequently by Form 8-K).
  1.2      Form of Distribution Agreement with respect to the Debt
           Securities (to be filed subsequently by Form 8-K).
  1.3      Form of Underwriting Agreement with respect to the Capital
           Securities (to be filed subsequently by Form 8-K).
  4.1(i)   Articles of Incorporation of Banknorth (incorporated by
           reference to Exhibit A the agreement and plan of merger,
           dated as of October 27, 1997, between Banknorth and CFX
           Corporation, which is included as Exhibit A to the
           prospectus/proxy statement included in the Form S-4
           Registration Statement (No. 333-23991) filed by Banknorth
           (then known as Peoples Heritage Financial Group, Inc.) with the SEC on December 31, 1997).
  4.1(ii)  Amendments to Articles of Incorporation of Banknorth
           (incorporated by reference to (i) the proxy statement filed by Banknorth (then known as Peoples Heritage Financial
           Group, Inc.) with the SEC on March 23, 1998, (ii) the proxy statement filed by Peoples Heritage Financial Group, Inc.
           with the SEC on March 22, 2000 and (iii) the Form S-4
           Registration Statement (No. 333-95587) filed by Peoples
           Heritage Financial Group, Inc. with the SEC on January 28,
           2000, which describes an amendment which changed the name of the registrant from Peoples Heritage Financial Group, Inc.
           to "Banknorth Group, Inc.").
  4.2      Bylaws of Banknorth (incorporated by reference to
           Banknorth's annual report on Form 10-K for the year ended
           December 31, 2000).
 *4.3      Form of Indenture for Senior Debt.
 *4.4      Form of Indenture for Subordinated Debt.
 *4.5      Form of Junior Subordinated Indenture between Banknorth and
           The Bank of New York, as Property Trustee.
 *4.6      Certificate of Trust of Banknorth Capital Trust II.
 *4.7      Certificate of Trust of Banknorth Capital Trust III.
 *4.8      Certificate of Trust of Banknorth Capital Trust IV.
 *4.9      Trust Agreement, with respect to Banknorth Capital Trust II, dated January 31, 2002, among Banknorth, The Bank of New
           York, as Property Trustee, The Bank of New York (Delaware),
           as Delaware Trustee, and the Administrative Trustees named therein.
 *4.10     Trust Agreement, with respect to Banknorth Capital Trust
           III, dated January 31, 2002, among Banknorth, The Bank of
           New York, as Property Trustee, The Bank of New York
           (Delaware), as Delaware Trustee, and the Administrative
           Trustees named therein.

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 *4.11     Trust Agreement, with respect to Banknorth Capital Trust IV, dated January 31, 2002, among Banknorth, The Bank of New
           York, as Property Trustee, The Bank of New York (Delaware),
           as Delaware Trustee, and the Administrative Trustees named therein.
 *4.12     Form of Amended and Restated Trust Agreement.
 *4.13     Form of Senior Debt Security (included as part of Exhibit
           4.3).
 *4.14     Form of Subordinated Debt Security (included as part of
           Exhibit 4.4).
 *4.15     Form of Capital Security Certificate (included as part of
           Exhibit 4.12).
 *4.16     Form of Junior Subordinated Debt Security (included as part of Exhibit 4.5).
 *4.17     Form of Guarantee Agreement.
  4.18     Form of Warrant Agreement (to be filed subsequently by Form
           8-K).
  4.19     Form of Warrant Certificate (to be filed subsequently by
           Form 8-K).
  4.20     Form of Statement of Resolutions (to be filed subsequently by Form 8-K).
  4.21     Form of Deposit Agreement (to be filed subsequently by Form
           8-K).
 *5.1      Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P.
           to the legality of the Debt Securities, Preferred Stock,
           Depositary Shares, Warrants and Guarantees to be issued by
           Banknorth.
 *5.2      Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the legality of the Capital Securities to be issued by Banknorth Capital Trust II.
 *5.3      Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the legality of the Capital Securities to be issued by Banknorth Capital Trust III.
 *5.4      Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the legality of the Capital Securities to be issued by Banknorth Capital Trust IV.
  8.1      Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P.
           as to the federal income tax consequences of the Securities
           (to be filed subsequently by Form 8-K).
*12.1      Computation of ratios of earnings to fixed charges.
*23.1      Consent of KPMG LLP.
*23.2      Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included as part of Exhibits 5.1 and 8.1).
*23.3      Consent of Richards, Layton & Finger, P.A. (included as part of Exhibits 5.2, 5.3 and 5.4).
*24.1      Power of attorney for directors and officers of Banknorth
           (included in the signature page to this registration
           statement).
 25.1      Form T-1 Statement of Eligibility of the trustee to act as
           Senior Trustee and Subordinated Trustee under the Senior
           Indenture and the Subordinated Indenture, respectively (to be filed subsequently by Form 8-K).
*25.2      Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee under the Junior Subordinated Indenture.
*25.3      Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee with respect to the Amended and Restated
           Trust Agreement of Banknorth Capital Trust II.
*25.4      Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee with respect to the Amended and Restated
           Trust Agreement of Banknorth Capital Trust III.
*25.5      Form T-1 Statement of Eligibility of The Bank of New York
           Company to act as Trustee with respect to the Amended and
           Restated Trust Agreement of Banknorth Capital Trust IV.
*25.6      Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of Banknorth Capital
           Trust II.

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
*25.7      Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of Banknorth Capital
           Trust III.
*25.8      Form T-1 Statement of Eligibility of The Bank of New York to
           act as Trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of Banknorth Capital
           Trust IV.

---------------

* Filed herewith.

ITEM 17.  UNDERTAKINGS.

     Each of the undersigned registrants hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Banknorth pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each the post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Banknorth's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that, in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on this 1st day of February 2002.

                                          BANKNORTH GROUP, INC.

                                          By: /s/ WILLIAM J. RYAN
                                            ------------------------------------
                                            William J. Ryan, Chairman, President
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints William J. Ryan his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/ GARY G. BAHRE                           February 1, 2002
------------------------------------------
Gary G. Bahre
Director

/s/ STEPHEN J. BOYLE                        February 1, 2002
------------------------------------------
Stephen J. Boyle
Executive Vice President and Controller
(principal accounting officer)

/s/ P. KEVIN CONDRON                        February 1, 2002
------------------------------------------
P. Kevin Condron
Director

/s/ GEORGE W. DOUGAN                        February 1, 2002
------------------------------------------
George W. Dougan
Director

/s/ ALLEN M. GLICK                          February 1, 2002
------------------------------------------
Allen M. Glick
Director

/s/ LUTHER F. HACKETT                       February 1, 2002
------------------------------------------
Luther F. Hackett
Director

/s/ DANA S. LEVENSEN                        February 1, 2002
------------------------------------------
Dana S. Levensen
Director

/s/ JOHN M. NAUGHTON                        February 1, 2002
------------------------------------------
John M. Naughton
Director

/s/ MALCOLM W. PHILBROOK, JR.               February 1, 2002
------------------------------------------
Malcolm W. Philbrook, Jr.
Director

/s/ ANGELO P. PIZZAGALLI                    February 1, 2002
------------------------------------------
Angelo P. Pizzagalli
Director

/s/ PAMELA PLUMB                            February 1, 2002
------------------------------------------
Pamela Plumb
Director

/s/ IRVING E. ROGERS, III                   February 1, 2002
------------------------------------------
Irving E. Rogers, III
Director

/s/ WILLIAM J. RYAN                         February 1, 2002
------------------------------------------
William J. Ryan
Chairman, President and Chief Executive
Officer (principal executive officer)

/s/ CURTIS M. SCRIBNER                      February 1, 2002
------------------------------------------
Curtis M. Scribner
Director

/s/ PAUL R. SHEA                            February 1, 2002
------------------------------------------
Paul R. Shea
Director

/s/ JOHN E. VEASEY                          February 1, 2002
------------------------------------------
John E. Veasey
Director

/s/ PETER J. VERRILL                        February 1, 2002
------------------------------------------
Peter J. Verrill
Executive Vice President, Chief Operating
Officer, Chief Financial Officer and
Treasurer (principal financial officer)

/s/ PATRICK E. WELCH                        February 1, 2002
------------------------------------------
Patrick E. Welch
Director

     Pursuant to the requirements of the Securities Act of 1933, each of Banknorth Capital Trust II, Banknorth Capital Trust III and Banknorth Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on this 1st day of February 2002.

                                          BANKNORTH CAPITAL TRUST II
                                          BANKNORTH CAPITAL TRUST III
                                          BANKNORTH CAPITAL TRUST IV
                                          By: BANKNORTH GROUP, INC., as Sponsor
                                          By: /s/ WILLIAM J. RYAN
                                            ------------------------------------
                                              William J. Ryan, Chairman,
                                             President and Chief Executive
                                              Officer

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1.1     Form of Underwriting Agreement with respect to the Debt
          Securities (to be filed subsequently by Form 8-K).
  1.2     Form of Distribution Agreement with respect to the Debt
          Securities (to be filed subsequently by Form 8-K).
  1.3     Form of Underwriting Agreement with respect to the Capital
          Securities (to be filed subsequently by Form 8-K).
  4.1(i)  Articles of Incorporation of Banknorth (incorporated by reference to Exhibit A the agreement and plan of merger,
          dated as of October 27, 1997, between Banknorth and CFX
          Corporation, which is included as Exhibit A to the
          prospectus/proxy statement included in the Form S-4
          Registration Statement (No. 333-23991) filed by Banknorth
          (then known as Peoples Heritage Financial Group, Inc.) with the SEC on December 31, 1997).
  4.1(ii) Amendments to Articles of Incorporation of Banknorth
          (incorporated by reference to (i) the proxy statement filed by Banknorth (then known as Peoples Heritage Financial
          Group, Inc.) with the SEC on March 23, 1998, (ii) the proxy statement filed by Peoples Heritage Financial Group, Inc.
          with the SEC on March 22, 2000 and (iii) the Form S-4
          Registration Statement (No. 333-95587) filed by Peoples
          Heritage Financial Group, Inc. with the SEC on January 28,
          2000, which describes an amendment which changed the name of the registrant from Peoples Heritage Financial Group, Inc.
          to "Banknorth Group, Inc.").
  4.2     Bylaws of Banknorth (incorporated by reference to
          Banknorth's annual report on Form 10-K for the year ended
          December 31, 2000).
 *4.3     Form of Indenture for Senior Debt.
 *4.4     Form of Indenture for Subordinated Debt.
 *4.5     Form of Junior Subordinated Indenture between Banknorth and
          The Bank of New York, as Property Trustee.
 *4.6     Certificate of Trust of Banknorth Capital Trust II.
 *4.7     Certificate of Trust of Banknorth Capital Trust III.
 *4.8     Certificate of Trust of Banknorth Capital Trust IV.
 *4.9     Trust Agreement, with respect to Banknorth Capital Trust II, dated January 31, 2002, among Banknorth, The Bank of New
          York, as Property Trustee, The Bank of New York (Delaware),
          as Delaware Trustee, and the Administrative Trustees named therein.
 *4.10    Trust Agreement, with respect to Banknorth Capital Trust
          III, dated January 31, 2002, among Banknorth, The Bank of
          New York, as Property Trustee, The Bank of New York
          (Delaware), as Delaware Trustee, and the Administrative
          Trustees named therein.
 *4.11    Trust Agreement, with respect to Banknorth Capital Trust IV, dated January 31, 2002, among Banknorth, The Bank of New
          York, as Property Trustee, The Bank of New York (Delaware),
          as Delaware Trustee, and the Administrative Trustees named therein.
 *4.12    Form of Amended and Restated Trust Agreement.
 *4.13    Form of Senior Debt Security (included as part of Exhibit
          4.3).
 *4.14    Form of Subordinated Debt Security (included as part of
          Exhibit 4.4).
 *4.15    Form of Capital Security Certificate (included as part of
          Exhibit 4.12).
 *4.16    Form of Junior Subordinated Debt Security (included as part of Exhibit 4.5).
 *4.17    Form of Guarantee Agreement.
  4.18    Form of Warrant Agreement (to be filed subsequently by Form
          8-K).
  4.19    Form of Warrant Certificate (to be filed subsequently by
          Form 8-K).
  4.20    Form of Statement of Resolutions (to be filed subsequently by Form 8-K).
  4.21    Form of Deposit Agreement (to be filed subsequently by Form
          8-K).

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 *5.1     Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P.
          to the legality of the Debt Securities, Preferred Stock,
          Depositary Shares, Warrants and Guarantees to be issued by
          Banknorth.
 *5.2     Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the legality of the Capital Securities to be issued by Banknorth Capital Trust II.
 *5.3     Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the legality of the Capital Securities to be issued by Banknorth Capital Trust III.
 *5.4     Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the legality of the Capital Securities to be issued by Banknorth Capital Trust IV.
  8.1     Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P.
          as to the federal income tax consequences of the Securities
          (to be filed subsequently by Form 8-K).
*12.1     Computation of ratios of earnings to fixed charges.
*23.1     Consent of KPMG LLP.
*23.2     Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included as part of Exhibits 5.1 and 8.1).
*23.3     Consent of Richards, Layton & Finger, P.A. (included as part of Exhibits 5.2, 5.3 and 5.4).
*24.1     Power of attorney for directors and officers of Banknorth
          (included in the signature page to this registration
          statement).
 25.1     Form T-1 Statement of Eligibility of the trustee to act as
          Senior Trustee and Subordinated Trustee under the Senior
          Indenture and the Subordinated Indenture, respectively (to be filed subsequently by Form 8-K).
*25.2     Form T-1 Statement of Eligibility of The Bank of New York to
          act as Trustee under the Junior Subordinated Indenture.
*25.3     Form T-1 Statement of Eligibility of The Bank of New York to
          act as Trustee with respect to the Amended and Restated
          Trust Agreement of Banknorth Capital Trust II.
*25.4     Form T-1 Statement of Eligibility of The Bank of New York to
          act as Trustee with respect to the Amended and Restated
          Trust Agreement of Banknorth Capital Trust III.
*25.5     Form T-1 Statement of Eligibility of The Bank of New York
          Company to act as Trustee with respect to the Amended and
          Restated Trust Agreement of Banknorth Capital Trust IV.
*25.6     Form T-1 Statement of Eligibility of The Bank of New York to
          act as Trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of Banknorth Capital
          Trust II.
*25.7     Form T-1 Statement of Eligibility of The Bank of New York to
          act as Trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of Banknorth Capital
          Trust III.
*25.8     Form T-1 Statement of Eligibility of The Bank of New York to
          act as Trustee under the Guarantee Agreement for the benefit of the holders of Capital Securities of Banknorth Capital
          Trust IV.

---------------

* Filed herewith.